Exhibit 99.7

DATED 22 NOVEMBER 2011
PREMIUM LEAD COMPANY LIMITED
AS PARENT

ARRANGED BY
JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS SINGAPORE BRANCH
WITH

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH
ACTING AS AGENT

AND

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH
ACTING AS SECURITY AGENT

USD180,000,000 FACILITY AGREEMENT

- i -

35.	Governing Law	108
36.	Enforcement	108

- ii -

THIS AGREEMENT is dated 22 November 2011 and made

BETWEEN:

(1)
PREMIUM LEAD COMPANY LIMITED, a BVI Business Company incorporated under the laws of the British Virgin Islands with limited liability and whose registered address is Woodbourne Hall, Road Town, Tortola, British Virgin Islands (the “Parent”) as original guarantor (the “Guarantor”) and original chargor (the “Original Chargor”);

(2)
NEW ERA INVESTMENT HOLDING LTD., an exempted company incorporated under the laws of the Cayman Islands with limited liability as original borrower and whose registered address is the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Company” or the “Borrower”);

(3)	JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS SINGAPORE BRANCH (the “Arranger”);

(4)	JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS SINGAPORE BRANCH as lender (the “Original Lender”);

(5)	JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH as agent of the Finance Parties (other than itself) (the “Agent”); and

(6)	JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Deed” means a document substantially in the form set out in Schedule 7 (Form of Accession Deed).

“Acquisition” means the acquisition by the Parent pursuant to the Merger of all the Equity Interests in the Target (other than such Equity Interests already owned by the Parent) and including the cancellation of all the Equity Interests in the Target owned by the Voting Shareholders.

“Acquisition Consideration” means the Per Share Merger Consideration and the Per ADS Merger Consideration (each as defined in the Merger Agreement) and the other cash amounts payable pursuant to and in accordance with sections 3.01(b), 3.02(c) and 3.03(a) of the Merger Agreement.

“Acquisition Costs” means all fees, costs and expenses which have accrued on or prior to the Merger Effective Date (whether or not payable on or prior to that date) and all stamp, registration and other Taxes, in each case incurred by the Borrower or any other member of the Group in connection with the Acquisition or the Finance Documents and referenced in the Funds Flow Statement.

“Acquisition Documents” means the Merger Agreement, the Merger Plan, the Target Disclosure Schedule, the Paying Agent Document, any documents agreed between the Paying Agent and the parties to the Merger Agreement relating to how funds will flow on or following the Merger Effective Date (including the proceeds from the Loan) and any other document designated as an “Acquisition Document” by the Borrower and the Agent.

“Additional Chargor” means Shanda SDG from the date on which it accedes to this Agreement in accordance with Clause 20.19 (Conditions subsequent).

“Administrative Party” means each Transaction Agent and the Arranger.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act of 2010 and/or any similar laws, rules or regulations issued, administered or enforced by Hong Kong, Singapore, the PRC or any Governmental Agency having jurisdiction over the Borrower, any Guarantor or any member of the Group or to which the Borrower, any Guarantor or any member of the Group is subject.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements, and the applicable anti-money laundering statutes, laws and regulations of jurisdictions where any or all of the Obligors and their respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

“Anti-Terrorism Laws and Regulations” means:

(a)
any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Executive Order, the U.S. Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the U.S. Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act of 2001, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including but not limited to 31 CFR, Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto or regulation administered by the OFAC, and any similar law enacted in the United States after the date of this Agreement; and

(b)
any sanctions or measures imposed by Hong Kong, Singapore, the United Nations Security Council, the European Union, the United Kingdom, the Cayman Islands (as extended by the Order of HM in Council), the British Virgin Islands or any other jurisdiction of incorporation of any Obligor.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 8 (Form of Assignment Agreement).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling 6 Months after the date of this Agreement (or such later date as all of the Lenders may agree).

“Available Commitment” means a Lender’s Commitment under the Facility minus:

(a)	the aggregate amount of its participations in any outstanding Loan under the Facility; and

(b)	in relation to the proposed Utilisation, the aggregate amount of its participations in the Loan that are due to be made on or before the proposed Utilisation Date,

provided that the Total Commitments shall not be exceeded.

“Available Facility” means the aggregate for the time being of each Lenders’ Available Commitment in respect of the Facility.

“Average Price” means on any date of determination, the volume weighted average price for each share of Shanda Games listed on NASDAQ, calculated by reference to the Relevant Page for the preceding 5 Business Days on which NASDAQ has been open for trading.

“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Margin) which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, London and Singapore and (in relation to any payment in USD) New York.

“Cash” means, at any time, cash in hand or at a bank and (in the latter case) credited to an account in the name of a member of the Group and to which such member of the Group is beneficially entitled (including any amounts standing to the credit of the Cash Escrow Account (including such amounts as are freely available in any cash equivalent or time deposit scheme and offered by the Cash Escrow Bank)).

“Cash Contributions” means the cash contributions or shareholder loans in or to the Borrower from the Founders (directly or indirectly) to be made after the date of this Agreement, to the extent required to ensure that the Borrower is Fully Funded on the first Utilisation Date.

“Cash Equivalent Investments” means at any time:

(a)	demand deposits or other investments placed with banks or other financial institutions having an original maturity less than three months;

(b)	bank time deposits with original maturities longer than three months and less than one year;

(c)	bank time deposits with remaining maturities over one year; and

(d)	available-for-sale marketable equity securities, marketable corporate bonds or mutual funds,

in each case as interpreted in accordance with GAAP.

“Cash Escrow” means the steps taken to ensure that the Cash Escrow Amount is credited to the Cash Escrow Account by the times and in the amounts required by this Agreement.

“Cash Escrow Account” means the account in the name of the Cash Escrow WFOE with the Cash Escrow Bank, subject to the Cash Escrow Account Agreement and designated as such by the Agent and the Borrower.

“Cash Escrow Account Agreement” means any agreement between the Cash Escrow WFOE and the Cash Escrow Bank in respect of the Cash Escrow Account.

“Cash Escrow Amount” means:

(a)	from and including the date of the first Utilisation Request to but excluding the date falling ten Business Days after the first Utilisation Date, the Minimum Cash Escrow Amount 1;

(b)
from and including the date falling ten Business Days after the first Utilisation Date to but excluding the date falling twenty Business Days after the first Utilisation Date, the Minimum Cash Escrow Amount 2; and

(c)	from and including the date falling twenty Business Days after the first Utilisation Date, the Minimum Cash Escrow Amount 3.

“Cash Escrow Bank” means JPMorgan Chase Bank (China) Company Limited acting through its Shanghai branch (or such other Affiliate of the Arranger that is incorporated in or has a branch in the PRC as agreed between the Borrower and the Agent).

“Cash Escrow WFOE” means Shengguan Business Advisory (Shanghai) Co. Ltd., a limited liability company incorporated in the PRC and whose registered address is上海市张江高科技园区郭守敬路356号3幢106室.

“Certificate of Merger” means the certificate issued by the Registrar of Companies of the Cayman Islands in accordance with section 233(11) of the Companies Law (2011 revision) of the Cayman Islands in respect of the Merger.

“Change of Control” means the event or circumstance where the Founders do not or cease to control directly or indirectly the Parent.  For the purposes of this definition “control” of an entity means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, the maximum number of votes that might be cast at a general meeting of the relevant entity; or

(ii)	appoint or remove all of the directors or other equivalent officers of the relevant entity; or

(iii)	give directions with respect to the operating and financial policies of the relevant entity with which the directors or other equivalent officers of the relevant entity are obliged to comply; and/or

(b)	the holding beneficially of all Equity Interests (of each class) in the Parent free from Security.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Charged Shares” means any Shanda Games Shares which, from time to time, are charged as Transaction Security pursuant to a Transaction Security Document.

“Chargor” means an Original Chargor or an Additional Chargor.

“Circular 75” has the meaning given to that term in Clause 18.15 (No breach of laws).

“Class A Share” means a class A ordinary share of nominal or par value of USD0.01 each in the capital of Shanda Games.

“Class B Share” means a class B ordinary share of nominal or par value of USD0.01 each in the capital of Shanda Games.

“Commitment” means:

(a)	in relation to the Original Lender, USD180,000,000 and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate delivered pursuant to Clause 19.2 (Compliance Certificate) and signed by two directors of the Borrower substantially in the form set out in Schedule 4 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Target Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group, the Target Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or the Target Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 24 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or the Target Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or the Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Confirmation Period” means each successive period of 5 Business Days on which NASDAQ has been open for trading, commencing on the Shanda SDG Accession Date.

“Conversion” means a conversion of Class B Shares to Class A Shares in accordance with and pursuant to the terms of the constitutional documents of Shanda Games.

“Crystal Day” means Crystal Day Holdings Limited, a company incorporated under the laws of Hong Kong, with its principal address at Unit 403A, 4/F Golden Center, 188 Des Voeux Road Central, Hong Kong.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Person” means a person or entity:

(a)	listed in the annex to, or otherwise subject to the provisions of the Executive Order;

(b)
named as a “Specially Designated National and Blocked Person” on the most current list published by the OFAC at its official website or any replacement website or other replacement official publication of such list; or

(c)	with which any Finance Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws and Regulations.

“Distribution” means, without double-counting:

(a)
any declaration, payment or making of any dividend or other distribution (or interest on any unpaid dividend or distribution), whether in cash or in kind, on or in respect of any Equity Interest of any member of the Group or any distribution or return of any share premium or other reserve of any member of the Group; and/or

(b)
any purchase, redemption, reduction, retirement, acquisition, defeasance or repayment by any member of the Group of, or any cancellation or termination of, any Equity Interest of any member of the Group or any shareholder loan owed by any member of the Group, or any payment (or any payment of interest on any unpaid sum relating to such payment) or making of any shareholder loan (including by way of any entrustment loans and/or onshore/offshore escrow mechanics) by any member of the Group, whether in cash or in kind, on account of any of the foregoing, or any other arrangement having a similar effect.

“EB” means any exchangeable bond or other similar debt instrument issued by any member of the Group (other than the Borrower or the Parent).

“Equity Interest” means, in relation to any person:

(a)	any shares of any class of, or any capital stock of or equity interest in, such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(b)
any securities convertible (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or any depositary receipt in respect of any such securities; or

(c)	any option, warrant or other right to acquire any such shares, capital stock, capital interest, securities or depositary receipts referred to in paragraphs (a) and/or (b).

“Equity Issuance” means, in relation to any person, any allotment or issuance of (or the entering into of any agreement to allot or issue) any Equity Interest of such person, or any grant to any person of any right (whether conditional or unconditional) to call for or require the allotment or issuance of any Equity Interest of such person.

“Equity Top-Up” has the meaning given to that term in paragraph (a)(i) of Clause 20.10 (Acquisition and Acquisition Documents).

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Excluded Disposal” means any disposal by Shanda SDG of Equity Interests in Shanda Games as a result of the exercise of options by the management or employees of any member of the Group.

“Executive Order” means the Executive Order No.13224 of 23 September 2001, entitled “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” means any letter or letters between one or more Administrative Parties (in any capacity) and any Obligor setting out any of the fees payable by any Obligor to any Administrative Party (in any capacity) in relation to any Finance Documents and/or the Transaction.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease.

“Final Repayment Date” means the day that is 6 Months after the first Utilisation Date, provided that if that day is not a Business Day, the Final Repayment Date for the Facility shall be the immediately preceding Business Day.

“Finance Document” means this Agreement, the Security Trust Deed, the Transaction Security Documents, any Fee Letter, any Utilisation Request, any Selection Notice, the Target Confirmation, the Cash Escrow Account Agreements, any Accession Deed and other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Security Agent, the Arranger or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Fortune Capital” means Fortune Capital Holdings Enterprises Limited, a company incorporated under the laws of the British Virgin Islands, with its principal address at Unit 403A, 4/F Golden Center, 188 Des Voeux Road Central, Hong Kong.

“Founders” means Mr. Tianqiao Chen, Ms Luo Qian Qian Chrissy and Mr. Danian Chen.

“Fully Funded” means that the Borrower has or will have sufficient freely available cash (taking into account amounts available under the Facility, Cash Contributions (if required by the Borrower), amounts that will be available in bank accounts of the Target and, in respect of Acquisition Costs payable following the Merger Effective Date, future projections of cash that will be available to it following the Merger Effective Date), to pay:

(a)	Acquisition Consideration; and

(b)	all Acquisition Costs,

in each case as specified and contemplated in the Funds Flow Statement.

“Funds Flow Statement” means a funds flow statement in the agreed form (and to include a summary of all Acquisition Costs, whether or not such Acquisition Costs are payable prior to, on or following the Merger Effective Date, and how such Acquisition Costs are to be paid).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Parent and its Subsidiaries from time to time.

“Group Structure Chart” means the Group structure chart in the agreed form.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty imposed by the United Kingdom may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)
general principles of law limiting obligations which are specifically referred to in any legal opinion referred to in paragraphs 4(a)(i) and 4(a)(ii) of  Part I of Schedule 1 (Conditions Precedent) delivered in accordance with Clause 4.1 (Initial conditions precedent).

“Lender” means:

(a)	the Original Lender; and

(b)	any person which has become a Party as a Lender in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“LIBOR” means, in relation to the Loan:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for dollars for the Interest Period of that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) quoted by the Reference Banks to leading banks in the London interbank market (as supplied to the Agent at its request), as of the Specified Time on the Quotation Day for which an interest rate is to be determined for the offering of deposits in dollars and for a period comparable to the Interest Period for that Loan.

“Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business including dealings in interbank deposits in London.

“Majority Lenders” means at any time:

(a)
if there is no Loan then outstanding, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loan then outstanding aggregate more than 66⅔ per cent. of the Loan then outstanding.

“Margin” means 2.75 per cent. per annum.

“Market Disruption Notification” means a market disruption notification substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Group and/or the Target Group (in each case taken as a whole); (b) the ability of any of the Obligors to perform its payment obligations under the Finance Documents; or (c) the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

“Material Cash Company” means any Obligor, the Target and the Cash Escrow WFOE.

“Material Structural Company” means, at any time:

(a)	any Obligor;

(b)	the Target;

(c)	Shanda Games;

(d)	the Cash Escrow WFOE;

(e)	Lansha Information Technology (Shanghai) Co., Ltd., a limited liability company incorporated in the PRC and whose registered address is上海市闵行区东川路555号乙楼5066室;

(f)	Shanda Computer (Shanghai) Co., Ltd., a limited liability company incorporated in the PRC and whose registered address is上海市浦东新区张江路625号712-A室;

(g)	Shanda Games Holdings (HK) Limited, a limited liability company incorporated in Hong Kong and whose registered address is 8/F, Gloucester Tower, The Landmark,15 Queen’s Road Central, Hong Kong;

(h)	Shanda Games Technology (HK) Limited, a limited liability company incorporated in Hong Kong and whose registered address is 8/F, Gloucester Tower, The Landmark,15 Queen’s Road Central, Hong Kong;

(i)
Shanda Online Entertainment Limited, an exempted company incorporated in the Cayman Islands and whose registered address is Cricket Square, Hutchins Drive, P.O. Box 2681,Grand Cayman,KY1-1111,Cayman Islands;

(j)	Shanda Online International (HK) Limited, a limited liability company incorporated in Hong Kong and whose registered address is 8/F,Gloucester Tower, The Landmark,15 Queen’s Road Central, Hong Kong;

(k)	Shengji Information Technology (Shanghai) Co., Ltd., a limited liability company incorporated in the PRC and whose registered address is上海市闵行区东川路555号乙楼2041室;

(l)	Shengqu Information Technology (Shanghai) Co., Ltd., a limited liability company incorporated in the PRC and whose registered address is上海市张江高科技园区碧波路690号1号楼;

(m)
any other Subsidiary of the Borrower that may be notified by the Borrower to the Agent as being required to ensure that an amount equal to the Net Escrow Amount is transferred to the Borrower to ensure that the Borrower is able to pay all amounts due and payable by it on or before the Final Repayment Date relating to the Facility; and

(n)	any Holding Company of any of the foregoing that is a member of the Group.

“Merger” means the single-step merger between the Company and the Target in accordance with the Merger Agreement pursuant to which Parent will own 100 per cent. of the Equity Interests in the Target (as surviving entity of such merger).

“Merger Agreement” means the agreement and plan of merger dated on or about the date of this Agreement between the Parent, the Company and the Target.

“Merger Effective Date” means the date that the Merger becomes effective pursuant to the Merger Agreement, being the date and time when the Merger Plan has been registered by the Registrar of Companies of the Cayman Islands.

“Merger Plan” means the plan of merger (in substantially the form contained in Appendix 1 of the Merger Agreement).

“Merger Steps Paper” means the steps paper relating to the Merger in the agreed form.

“Minimum Cash Escrow Amount 1” means, at any time, freely available Cash in RMB equivalent to the lesser of:

(a)	USD100,000,000; and

(b)	following any prepayments of the Loan or cancellations of Commitments in accordance with the terms of this Agreement, the Reduced Cash Escrow Amount at that time,

provided that if an Event of Default or a Default is continuing at any time, the Minimum Cash Escrow Amount 1 shall not be permitted to be reduced pursuant to paragraph (b) above during such time that a Default or an Event of Default is continuing (and for the avoidance of doubt any reduction pursuant to paragraph (b) that would be made, but for the occurrence of a Default or an Event of Default that is continuing shall be made once no Default or Event of Default is continuing and when the Minimum Cash Escrow Amount 1 has already been reduced pursuant to paragraph (b), such reduction will be effective notwithstanding the occurrence of any subsequent Default or Event of Default).

“Minimum Cash Escrow Amount 2” means, at any time, freely available Cash in RMB equivalent to the lesser of:

(a)	USD150,000,000; and

(b)	following any prepayments of the Loan or cancellations of Commitments in accordance with the terms of this Agreement, the Reduced Cash Escrow Amount at that time,

provided that if an Event of Default or a Default is continuing at any time, the Minimum Cash Escrow Amount 2 shall not be permitted to be reduced pursuant to paragraph (b) above during such time that a Default or an Event of Default is continuing (and for the avoidance of doubt any reduction pursuant to paragraph (b) that would be made, but for the occurrence of a Default or an Event of Default that is continuing shall be made once no Default or Event of Default is continuing and when the Minimum Cash Escrow Amount 2 has already been reduced pursuant to paragraph (b), such reduction will be effective notwithstanding the occurrence of any subsequent Default or Event of Default).

“Minimum Cash Escrow Amount 3” means, at any time, freely available Cash in RMB equivalent to the lesser of:

(a)	USD165,000,000; and

(b)	following any prepayments of the Loan or cancellations of Commitments in accordance with the terms of this Agreement, the Reduced Cash Escrow Amount at that time,

provided that if an Event of Default or a Default is continuing at any time, the Minimum Cash Escrow Amount 3 shall not be permitted to be reduced pursuant to paragraph (b) above during such time that a Default or an Event of Default is continuing (and for the avoidance of doubt any reduction pursuant to paragraph (b) that would be made, but for the occurrence of a Default or an Event of Default that is continuing shall be made once no Default or Event of Default is continuing and when the Minimum Cash Escrow Amount 3 has already been reduced pursuant to paragraph (b), such reduction will be effective notwithstanding the occurrence of any subsequent Default or Event of Default).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“NASDAQ” means the NASDAQ Global Select Market.

“NBWD Agreement” has the meaning given to that term in the definition of “Permitted NWBD Withdrawals”.

“NBWD Proceeds” means, in relation to any Permitted NBWD Withdrawal, an amount in US dollars equivalent to the Required RMB Amount, less reasonable costs, fees and expenses associated with the NBWD Agreement or the arrangements relating thereto, in each case resulting from that Permitted NBWD Withdrawal.

“Net Distribution Proceeds” means, in respect of any Distributions received by or paid to the order of the Borrower (other than in respect of Net Escrow Amounts which originally derived from the Cash Escrow Account), the aggregate amount of such Distributions, after deducting (without duplication) any amounts of interest payable by the Borrower pursuant to Clause 8 (Interest) and reasonable operating expenses and/or Taxes (in the case of Taxes, as reasonably determined by the Borrower, on the basis of existing rates and taking account of any available credit, deduction or allowance) incurred by the Borrower (in favour of persons who are not members of the Group or Related Persons) with respect to the receipt of such Distributions.

“Net EB Proceeds” means, in respect of any EB issued by any member of the Group, an amount in US dollars equal to the aggregate proceeds of such EB after deducting, without duplication, reasonable costs and expenses incurred by the Borrower (in favour of persons who are not members of the Group or Related Persons) with respect to the receipt of such proceeds  (or, if such amount is not in US dollars, the net US dollar amount on conversion of such net proceeds).

“Net Escrow Amount” means, at any time, the USD equivalent of the Cash Escrow Amount plus any accrued interest thereon less any amounts withdrawn or transferred from the Cash Escrow Account for or in respect of Permitted Leakage or Permitted NBWD Withdrawals at that time.

“Non-Cash WFOE” means Lansha Information Technology (Shanghai) Co., Ltd., Shanda Computer (Shanghai) Co. Ltd., Shengji Information Technology (Shanghai) Co., Ltd. and Shengqu Information Technology (Shanghai) Co., Ltd..

“Obligors” means the Borrower, the Guarantor and the Chargors and “Obligor” means each one of them.

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offshore Group Member” means any member of the Group that is established or incorporated outside the PRC.

“Onshore Group Member” means any member of the Group that is established or incorporated in the PRC.

“Offshore Holdco” means each of:

(a)	Shanda Holdings;

(b)	Shanda Investment Holdings Limited (an exempted company incorporated in the Cayman Islands); and

(c)	Shanda SDG.

“Original Charged Shares” means the Shanda Games Shares (as divided, sub-divided or consolidated from time to time) that are to be charged as Transaction Security pursuant to a Transaction Security Document on the Shanda SDG Accession Date pursuant to paragraph (f) of Clause 20.19 (Conditions subsequent).

“Original Financial Statements” means the audited consolidated financial statements of the Target Group for the financial year ended 31 December 2010.

“Original Obligor” means the Borrower or the Guarantor.

“Party” means a party to this Agreement.

“Paying Agent” means the paying agent as contemplated by the Merger Agreement and approved by the Agent.

“Paying Agent Document” means any document between the Borrower, Target and/or any of its Affiliates and the Paying Agent in relation to the Paying Agent’s role in the Acquisition, provided to the Agent prior to the date of the first Utilisation Request and on which the Agent has reliance.

“Permitted EB” means any EB, provided that if, in relation to such EB, the Borrower or Shanda SDG requests the Security Agent to release any Transaction Security over Shanda Games Shares, the Security Agent (acting reasonably) has approved the terms of such EB and such release, provided that no Transaction Security shall be released if a Default or Event of Default is continuing at that time.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	arising under a loan from a member of the Group to another member of the Group (other than the Parent or the Borrower);

(b)
arsing under a loan made by any member of the Group to the Borrower, provided that the creditor of such Financial Indebtedness and the Borrower are or become party to the Security Trust Deed as an Intra-Group Lender and a Debtor (as defined, in each case, in the Security Trust Deed) respectively or

(c)	arsing under any loan made by the Parent to the Borrower provided that such loans are subject to the terms of the Security Trust Deed;

(d)	raised or incurred by the Borrower or the Parent provided that:

(i)
such amounts are unsecured and (in the case of Financial Indebtedness raised or incurred by the Borrower) are subordinated to all amounts payable under the Finance Documents in a manner acceptable to the Majority Lenders; and

(ii)
the net proceeds of such raising or incurrence are applied in prepayment of the Facility in accordance with Clause 7.4 (Voluntary prepayment of the Loan) or Clause 7.9 (Mandatory prepayment – Disposal of Shanda Games Shares);

(e)
incurred by any member of the Group (other than the Parent or the Borrower) and arising under a hedging transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency or interest rates or the price of commodities where that exposure arises in the ordinary course of day to day business, but not a transaction for investment or speculative purposes;

(f)
incurred by any member of the Group (other than the Parent or the Borrower) and constituting reimbursement obligations with respect to workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case other than an obligation for borrowed money and only where such obligations arise in the ordinary course of day to day business);

(g)
incurred by any member of the Group (other than the Parent or the Borrower) and constituting reimbursement obligations with respect to letters of credit or trade guarantees issued in the ordinary course of day to day business to the extent that such letters of credit or trade guarantees are not drawn upon or, if drawn upon, to the extent that such drawing is reimbursed no later than 30 days following receipt by the relevant member of the Group of a demand for reimbursement;

(h)	arising under a Permitted EB, provided that the net proceeds of such Permitted EB are used to prepay the Loan in accordance with Clause 7.10 (Mandatory Prepayment – EB);

(i)
incurred as a result of the honouring by a bank or other financial institution of a cheque, draft or similar instrument drawn against insufficient funds in the ordinary course of day to day business, provided that such Financial Indebtedness is extinguished within five Business Days of such incurrence; and

(j)
not permitted by the preceding paragraphs, the outstanding amount of which (after deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time) does not exceed USD200,000,000 (or its equivalent) in aggregate for the Group at any time, provided that no Financial Indebtedness shall be permitted to be incurred by the Borrower or Parent under this paragraph (j) (other than in accordance with and pursuant to the Finance Documents).

“Permitted Leakage” means:

(a)
any payment of taxes (including withholding taxes) and statutory reserves necessary to enable or related to any proposed Upstream Payment by a Material Structural Company to be made (directly or indirectly) from amounts standing to the credit of the Cash Escrow Account; and

(b)	payments of reasonable out of pocket expenses in connection with the payments referred to in paragraph (a) above.

“Permitted NBWD Withdrawal” means a withdrawal from amounts standing to the credit of the Cash Escrow Account provided that:

(a)
the Obligors have delivered to the Agent a certified copy of a signed and dated facility agreement (or equivalent document) (a “NBWD Agreement”) between (A) a bank or financial institution incorporated or operating out of a branch or office outside of the PRC for the purpose of such NBWD Agreement (the “Offshore NBWD Lender”) and (B) any member of the Group other than those incorporated in the PRC (the “Offshore NBWD Borrower”) evidencing that such Offshore NBWD Lender has committed to lend a certain amount to that Offshore NBWD Borrower outside of the PRC (such amount being the “Available Offshore Amount”), provided that, amongst other things, an amount in RMB (the “Required RMB Amount”) is credited to a bank account of an affiliate of that Offshore NBWD Lender incorporated in or operating out of a branch or office in the PRC (the “Onshore NBWD Account”);

(b)	the Borrower has provided a confirmation (a “NBWD Confirmation”) (signed by two directors of the Borrower) to the Agent confirming that:

(i)
all documents and other evidence and all conditions required to be provided and/or satisfied under such NBWD Agreement (other than the deposit of the Required RMB Amount in the Onshore NBWD Account) have been provided and/or satisfied such that, immediately upon the deposit of the Required RMB Amount into the Onshore NBWD Account, the Offshore NBWD Lender will make the Available Offshore Amount available to the Offshore NBWD Borrower;

(ii)	to the best of the Borrower’s knowledge, the Offshore NBWD Borrower is not in breach of any of the terms of the NBWD Agreement;

(iii)
the Borrower is not aware of any other event or circumstance having occurred or being reasonably likely to occur that would or could entitle the Offshore NBWD Lender to refuse to advance the full Available Offshore Amount to the Offshore NBWD Borrower in accordance with the terms of the NBWD Agreement; and

(iv)
the Borrower will procure that, promptly upon the relevant withdrawal from the Cash Escrow Account, the amount withdrawn less any reasonable costs, fees and expenses associated with the NBWD Agreement or the arrangements relating thereto will be deposited in the Onshore NBWD Account and that, promptly upon such deposit, the Offshore NBWD Borrower will notify the Offshore NBWD Lender that it should transfer an amount equal to all of the Available Offshore Amounts available at that time to an account of the Borrower such that the Borrower may prepay the Loan with such amounts in accordance  with Clause 7.7 (Mandatory prepayment – Cash Escrows);

(c)	no Default or Event of Default has occurred or is reasonably likely to occur as a result of such withdrawal;

(d)	such withdrawal does not exceed the sum of the Required RMB Amount and any reasonable costs, fees and expenses associated with the NBWD Agreement or the arrangements relating thereto; and

(e)	that withdrawal is made within five Business Days of the delivery to the Agent of an NBWD Confirmation.

“Permitted Share Issue” means an issue of ordinary shares by the Parent or Borrower to its direct shareholders, paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by the Parent or the Borrower (as applicable) and (ii) such issue does not lead to a Change of Control of the Parent;

“Permitted Share Release” means, following a Trigger Prepayment (as defined below), a release of a proportionate number of Charged Shares (at the time of such release) from the Shanda Games Share Charge equal to the proportion of such Trigger Prepayment to the Loan outstanding immediately prior to such Trigger Prepayment provided that:

(a)
such release is requested by the Borrower following receipt by the Agent of any voluntary prepayment made pursuant to Clause 7.4 (Voluntary prepayment of the Loan) in an amount equal to or greater than USD25,000,000 (in integral multiples of USD5,000,000) (a “Trigger Prepayment”);

(b)
on the Determination Date immediately prior to the proposed date of release the average of the Security Coverage Ratio for each Confirmation Period for four consecutive Confirmation Periods is equal to or greater than 2.50:1 (assuming, for these purposes, that the Trigger Prepayment had occurred and the shares requested to be released had already been released throughout such Confirmation Periods on that Determination Date);

(c)	following such release, no fewer than 148,594,871 Class B Shares (or such equivalent amount thereafter) would remain subject to Transaction Security under the Shanda Games Share Charge; and

(d)	no Default or Event of Default is continuing at the time of such request for release and at the actual date of the release or would be reasonably likely to arise as a result of such release, provided that any release that would be permitted but for the occurrence of a Default or an Event of Default that is continuing shall be permitted once no such Default or Event of Default is continuing, provided further that any such release of Charged Shares shall be deemed to be a pro rata reduction of Original Charged Shares and non-Original Charged Shares.

“Permitted Withdrawal” means:

(a)	any Permitted NBWD Withdrawal; and

(b)
any withdrawal of excess amounts not required to be standing to the credit of the Cash Escrow Account pursuant to paragraph (a) of Clause 20.18 (Escrow Arrangements), provided that no Default or Event of Default is continuing at the time of such withdrawal (but, for the avoidance of doubt, any withdrawal that would be permitted but for the occurrence of a Default or an Event of Default that is continuing shall be permitted once no Default or Event of Default is continuing).

“PRC” means the People’s Republic of China (excluding for such purpose Hong Kong, Macau and Taiwan).

“Public Group” means Shanda Games, Ku6 Media Co., Limited and any other member of the Group that is listed on NASDAQ, and any of their Subsidiaries.

“Quasi-Security” means an arrangement or transaction whereby a member of the Group:

(a)	sells, transfers or otherwise disposes of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(b)	sells, transfers or otherwise disposes of any of its receivables on recourse terms;

(c)	enters into or permits to subsist any title retention arrangement;

(d)	enters into or permits to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(e)	enters into or permits to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

“Quotation Day” means:

(a)	in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in the London interbank market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days); and

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reduced Cash Escrow Amount” means, at any time, the amount in USD represented by “x” in the following equation (rounded up to the nearest whole number):

where “P” means the outstanding principal amount in USD of the Loan at that time or, if no Loan is then outstanding, the Available Commitments under the Facility at that time.

“Reference Banks” means the principal London offices of JPMorgan Chase Bank, N.A., The Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank and DBS Bank Limited, or such other banks as may be appointed by the Agent in consultation with the Borrower.

“Related Person” means:

(a)	a Founder or any Affiliate or associate of any Founder;

(b)
any holder or beneficial owner of any Equity Interest of any member of the Group (other than where such Equity Interest is in a member of the Public Group, and when aggregated with all other Equity Interests held or beneficially owned by that person, represents a minority of the Equity Interests in that member of the Public Group), or any Affiliate of any such holder or beneficial owner;

(c)	any member of the Group or the Target Group; and/or

(d)	any Joint Venture in which any person referred to in paragraph (a) or (b) above or any member of the Group is a member or is party,

“Relevant Page” means the relevant page appearing on the Bloomberg service indicating the share price of Shanda Games at the relevant time (or any replacement or substitute screen or, if the Bloomberg service or that page is unavailable at any time, as appearing on such other publicly available page or screen as the Agent may select (acting reasonably and after consulting the Borrower)).

“Repeating Representations” means each of the representations set out in Clause 18.1 (Status) to Clause 18.6 (Governing law and enforcement), Clause 18.10 (No default), Clause 18.11 (No misleading information), Clause 18.12 (Financial statements), Clause 18.13 (Pari passu ranking), Clause 18.19 (Ranking) to Clause 18.20 (Good title to assets), paragraph (g) of Clause 18.21 (Legal and beneficial ownership) and Clause 18.22 (Shares).

“Required Available Cash Amount” has the meaning given to that term in paragraph 5(g) of Part I of Schedule 1 (Conditions Precedent).

“Required RMB Amount” has the meaning given to that term in the definition of “Permitted NBWD Withdrawal”.

“SAFE” means the State Administration of Foreign Exchange of the PRC including its successors and local counterparts.

“Screen Rate” means the British Bankers’ Association LIBOR fixing for dollars for the relevant period displayed on the appropriate page of the Reuters screen (being currently page LIBOR01).  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Coverage Ratio” means on any date of determination, the ratio of (a) the sum of the Average Price on such date of determination multiplied by the number of shares in Shanda Games that are subject of Transaction Security to (b) the amount of the Loan outstanding on such date of determination.

“Security Trust Deed” means the Security Trust Deed dated on or about the date of this Agreement and made between, among others, the Parent, the Borrower, the Security Agent, the Agent and the Original Lender.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 2 (Requests) given in accordance with Clause 9 (Interest Periods).

“Shanda Games” means Shanda Games Limited (an exempted company incorporated in the Cayman Islands) and whose registered address is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

“Shanda Games Share Charge” means the share charge (in form and substance satisfactory to the Agent) to be granted by Shanda SDG in favour of the Security Agent in respect of 255,583,178 Class B Shares (and such equivalent amount thereafter), such share charge to allow for Permitted Share Releases and to include a requirement that, on or prior to any enforcement under the share charge, the Security

Agent will be required to have carried out a Conversion over any shares subject to that enforcement, if such Conversion is possible.

“Shanda Games Shares” means Class A Shares, Class B Shares or any other Equity Interest in Shanda Games from time to time.

“Shanda Holdings” means Shanda Holdings Limited (a BVI Business Company incorporated in the British Virgin Islands and whose registered address is Commerce House, Wickhams Cay 1, P.O.Box 3140, Road Town, British Virgin Islands, VG1110).

“Shanda Investment” means Shanda Investment International Limited, a company incorporated under the laws of the British Virgin Islands, with its principal address at Unit 403A 4/F Golden Center, 188 Des Voeux Road Central, Hong Kong.

“Shanda SDG” means Shanda SDG Investment Limited (a BVI Business Company incorporated under the laws of the British Virgin Islands and whose registered address is Commerce House, Wickhams Cay 1, P.O.Box 3140, Road Town, British Virgin Islands, VG1110).

“Shanda SDG Accession Date” means the date on which Shanda SDG accedes to this Agreement as an Additional Chargor and grants Transaction Security over the required amount of Shanda Games Shares, each in accordance with Clause 20.19 (Conditions subsequent).

“Share Confirmation” means the irrevocable voting and support undertaking given by each of the Voting Shareholders to the Lenders and the Target pursuant to which the Voting Shareholders undertake and agree (amongst other things) that they will use all of the Equity Interests in the Target currently registered to, and beneficially held by them, to vote in favour of the Merger in any vote of the holders of Equity Interests in the Target in respect of the Merger such that, upon any such vote (and assuming that the Equity Interests already owned by the Parent also vote in favour of the Merger), at least 69.7 per cent. of the Equity Interests in the Target will vote in favour of the Merger.

“Singapore” means the Republic of Singapore.

“Specified Time” means a time determined in accordance with Schedule 5 (Timetables).

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Target” means Shanda Interactive Entertainment Limited, a Cayman Islands exempted company incorporated under the laws of the Cayman Islands with limited liability and currently listed on the NASDAQ.

“Target Confirmation” means a confirmation whereby the Target confirms to the Agent on behalf of each Finance Party that it is assuming all of the obligations and liabilities of New Era Investment Holding Ltd. under each Transaction Document to which New Era Investment Holding Ltd. is a party as though it were an original signatory thereto, substantially in the form set out in Schedule 6 (Form of Target Confirmation).

“Target Disclosure Schedule” has the meaning given to the term “Company Disclosure Schedule” in the Merger Agreement.

“Target Group” means the Target and its Subsidiaries from time to time.

“Target Shares” means all of the Equity Interests in the Target and, for the avoidance of doubt, on and following the Merger Effective Date, shall mean the Equity Interests of the Surviving Corporation (as defined in the Merger Agreement).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Total Commitments” means the aggregate of the Commitments, which in aggregate shall be capped at USD180,000,000 at the date of this Agreement.

“Transaction” means the Acquisition, the Share Confirmation and the Cash Escrow.

“Transaction Agents” means the Agent and the Security Agent (each a “Transaction Agent”).

“Transaction Documents” means the Finance Documents, the Share Confirmation and the Acquisition Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in of paragraph 3(d) of Part I of Schedule 1 (Conditions Precedent) (until the Transaction Security constituted by any Transaction Security Document is released pursuant to and in accordance with the terms of such Transaction Security Document), together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 3 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Upstream Payment” means any:

(a)	Distribution; and

(b)	payments or repayments of intercompany payables/loans of any kind to any Material Structural Company.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States, as amended.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Requests).

“Voting Shareholders” means each of Crystal Day, Fortune Capital and Shanda Investment.

“Withdrawal Date” means the first date on which all or part of the Net Escrow Amount is withdrawn or transferred from the Cash Escrow Account in accordance with Clause 20.18 (Escrow Arrangements).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in any Finance Document to:

(i)
any “Administrative Party”, the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, the “Cash Escrow Bank”, any “Obligor” or any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)
a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)
a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(viii)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)
“disposal” includes any sale, lease, transfer, conveyance, assignment and other disposal of any asset or any interest therein (including, without limitation, any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(xi)
“guarantee” means (other than in Clause 17 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness (and “guarantor” shall be construed accordingly);

(xii)
an obligation of an Obligor to “procure” or “ensure” that any an event or circumstance occurs in respect of any member of the Public Group shall be construed as an obligation on that Obligor to use all reasonable endeavours to procure or ensure that such event or circumstance occurs;

(xiii)
“and such equivalent amount thereafter” means, when referring to a number of shares, that number of shares and, if there is any dilution of those shares in any manner whatsoever (including by the issuance of new options, rights or any other ability to call for shares in the relevant company by any third parties), such additional shares required to ensure that the proportion of the initial shares to the total number and class of issued shares in the relevant company is not reduced as a result of such dilution, provided that no such additional shares shall be required if such dilution results from the exercise of options granted to management or employees of the Group (but not Related Persons) if such options were created and documented prior to the date of this Agreement;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted;

(xv)	a time of day is a reference to Hong Kong time; and

(xvi)	the “Company” or the “Borrower” shall mean, following the Merger Effective Date, the Target as the surviving entity of the Merger.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default is “continuing” if it has not been remedied or waived.

(e)
Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3	Currency symbols and definitions

“$”, “US$”, “US dollar”, “US dollars”, “dollar” and “dollars” denote lawful currency of the United States of America.  “RMB” denotes lawful currency of the PRC.

1.4	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any third person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITY

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a USD term loan facility in an aggregate amount up to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)
The obligations of the Finance Parties under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of the Finance Parties under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Obligors’ Agent

(a)
Each Obligor (other than the Company) by its execution of this Agreement irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the

Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	payment of the Acquisition Consideration; and

(b)	payment of the Acquisition Costs,

in each case, as described in the Funds Flow Statement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in and appearing to comply with the requirements of Part I of Schedule 1 (Conditions Precedent).  The Agent shall notify the Borrower and the Lenders promptly upon receiving such documents and other evidence.

4.2	Further conditions precedent

The Lenders will be obliged to comply with Clause 5.4 (Lenders’ participations) only if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan;

(b)	the Repeating Representations to be made by each Obligor are true in all material respects;

(c)
there has not been any effect, change, event or occurrence that has had or would have a Company Material Adverse Effect (as defined in the Merger Agreement) that is or is reasonably likely to be materially adverse to the Borrower’s ability to be able to repay the Loan (directly or indirectly) from the amount standing to the credit of the Cash Escrow Account (or the net proceeds of amounts that will be capable of being upstreamed to the Borrower on or prior to the date the Loan is due to be repaid under this Agreement) since the date of this Agreement;

(d)
the Minimum Cash Escrow Amount 1 has been credited to the Cash Escrow Account as at 9:00 a.m. (Hong Kong time) (or such other time agreed between the Agent and the Borrower) on the proposed Utilisation Date;

(e)
the Agent has been provided with evidence satisfactory to it (including, if applicable, bank statements of the Target evidencing that the Required Available Cash Amount has been received and is available to be used for Acquisition Consideration and Acquisition Costs) that the Borrower is Fully Funded on the proposed Utilisation Date; and

(f)	the Agent has received a certificate of the Borrower (signed by a director and dated as of the date of the proposed Utilisation) certifying:

(i)	that all conditions precedent to completion of the Acquisition under the Acquisition Documents have been fulfilled, other than the payment of the Acquisition Consideration by the Borrower;

(ii)	the Acquisition Consideration plus the Acquisition Costs shall not exceed the amounts specified in the Funds Flow Statement;

(iii)	that the Obligors are not aware of any breach of any representation or warranty under, or any non-compliance by any party of any provision of, any of the Acquisition Documents;

(iv)	that there has been no breach of Clause 20.10 (Acquisition and Acquisition Documents); and

(v)	the Borrower is Fully Funded.

SECTION 3
UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed first Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested or made under the Facility.

(c)	The Utilisation Request shall specify the amount to be drawn under the Facility.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	The amount of the proposed Loan must be an amount which is not more than the Available Facility.

5.4	Lenders’ participations

(a)
If the conditions set out in Clause 4 (Conditions of Utilisation) and 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) above have been met each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office provided that the maximum amount of the Loan shall not exceed the Total Commitments.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that loan by the Specified Time.

5.5	Cancellation of Commitment

Upon the making of the Loan under the Facility, the Available Commitment of each Lender shall be automatically reduced to zero.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loan

The Borrower shall repay the aggregate Loan in full on the Final Repayment Date.

6.2	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Mandatory cancellation – termination of Merger Agreement

The Available Facility shall be immediately cancelled and reduced to zero upon the termination of the Merger Agreement for any reason whatsoever.

7.3	Voluntary cancellation

The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, reduce the Available Facility to zero or (if the Borrower can provide evidence reasonably satisfactory to the Agent that, notwithstanding such cancellation, it would still be Fully Funded) by such amount (being a minimum amount of USD5,000,000, as the Borrower may specify in any such notice.  Any such reduction under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4	Voluntary prepayment of the Loan

(a)	The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of USD5,000,000), provided that the Borrower may, if it gives the Agent at least 1 Business Day’s (or such shorter period as the Majority Lenders may agree) prior notice prepay the Loan by such amount as is required to ensure compliance with Clause 20.22 (Security Coverage Ratio).

(b)	A Loan may be prepaid only after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

(c)	Any prepayment under this Clause 7.4 shall be applied rateably among the participations of all Lenders.

7.5	Right of prepayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender’s participation in the relevant Loan.

(d)
The Borrower may, in the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or the Security Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

7.6	Mandatory prepayment - Change of Control

(a)	The Borrower shall immediately upon the occurrence or arising of any Change of Control notify the Agent of such Change of Control giving particulars thereof.

(b)	Upon the occurrence or arising of any Change of Control (irrespective of whether notification shall have been given pursuant to paragraph (a)):

(i)	the Commitment of each Lender in respect of the Facility shall be immediately cancelled and reduced to zero; and

(ii)	the Borrower shall immediately prepay the Loan under the Facility unless otherwise agreed by all the Lenders in writing.

7.7	Mandatory prepayment – Cash Escrows

(a)
The Obligors shall procure that the Net Escrow Amount shall be used to prepay the Loan (and payment of accrued interest on the amount so prepaid and payment of any Break Costs relating thereto) within fifteen Business Days of the Withdrawal Date.

(b)
The Obligors shall procure that, within ten Business Days of any Permitted NBWD Withdrawal from the Cash Escrow Account, an amount in USD equal to the NBWD Proceeds relating to that Permitted NBWD Withdrawal shall be used to prepay the Loan (and payment of accrued interest on the amount so prepaid and payment of any Break Costs relating thereto).

7.8	Mandatory prepayment - Distributions

To the extent that on or after the Merger Effective Date any Net Distribution Proceeds are received by (or paid to the order of) the Borrower, then the Borrower shall procure that an amount equal to such Net Distribution Proceeds shall (or, if such amount is not in US dollars, the net US dollar amount received by the Borrower on conversion of the Net Distribution Proceeds, after deducting expenses and taxes) promptly, and in any event within ten Business Days of such receipt, be applied in prepayment of the Loan (and payment of accrued interest on the amount so prepaid and payment of any Break Costs relating thereto).

7.9	Mandatory prepayment – Disposal of Shanda Games Shares

(a)
The Borrower shall immediately upon any disposal (other than an Excluded Disposal) by Shanda SDG of Equity Interests in Shanda Games which, following such sale or transfer, would result in Shanda SDG directly owning less than 71.9 per cent. of the Equity Interests in Shanda Games on a fully diluted basis (a “Qualifying Disposal”), notify the Agent of such disposal giving particulars thereof.

(b)
Upon any proceeds for such Qualifying Disposal being received by or on behalf of Shanda SDG, the Borrower shall immediately prepay an amount equal to the proceeds (after deducting (without duplication) any amounts of costs and expenses and Taxes (in the case of Taxes, as reasonably determined by the Borrower, on the basis of existing rates and taking into account any available credit, deduction or allowance) incurred by the Borrower (in favour of persons who are not members of the Group or Related Persons) with respect to such Qualifying Disposal) of such Qualifying Disposal in prepayment of the Loan.

7.10	Mandatory prepayment – EB

To the extent that on or after the Merger Effective Date any Net EB Proceeds are received by any member of the Group, then the Borrower shall procure that an amount equal to such Net EB Proceeds shall promptly, and in any event within five Business Days of such receipt, be applied in prepayment of the Loan (and payment of accrued interest on the amount so prepaid and payment of any Break Costs relating thereto).

7.11	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan or reduce any Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)	If any Commitment is reduced in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)
If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.  Any cancellation under this paragraph (g) (save in connection with any repayment or, as the case may be, prepayment under paragraph (c) of Clause 7.1 (Illegality) or paragraph (c) of Clause 7.5 (Right of prepayment and cancellation in relation to a single Lender)) shall reduce the Commitments of the Lenders rateably.

SECTION 5
COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest

The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period.

8.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, one per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be one per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for the Loan in the Utilisation Request for the Loan or (in respect of the Loan once it has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for the Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)
Subject to this Clause 9, the Borrower may select an Interest Period of one day, one week, two weeks, one Month, two Months or three Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

(e)	The first Interest Period for the Loan shall be one Month or three Months.

(f)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date.

(g)	The Interest Period for the Loan shall start on the Utilisation Date or (if the Loan has already been made) on the last day of the preceding Interest Period of the Loan.

(h)
The Agent shall provide the Borrower with reasonable notice prior to the expiry of each Interest Period for the Loan (provided that nothing in this paragraph (h) shall have the effect of limiting the Borrower’s obligation to make interest payments pursuant to Clause 8.2 (Payment of interest) above).

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon (London time) on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)	Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 10.3 (Alternative basis of interest or funding),

if a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s participation in the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the percentage rate per annum notified to the Agent by that Lender, as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Agent), as the cost to that Lender of funding its participation in the Loan from whatever source(s) it may reasonably select.

(b)
In relation to a Market Disruption Event under paragraph (c)(ii) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above shall be less than LIBOR or if a Lender shall fail to notify the Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(c)	In this Agreement “Market Disruption Event” means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available or the Screen Rate is zero or negative and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)
at 5 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent holds one or more Market Disruption Notifications in respect of that Interest Period from a Lender or Lenders the sum of whose participations in the relevant Loan exceeds 35 per cent. of that Loan.

(d)	If a Market Disruption Event shall occur, the Agent shall promptly notify the Lenders and the Borrower thereof.

10.3	Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)
For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

10.4	Break Costs

(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or an Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for the Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

The Parent and the Borrower (as applicable) shall pay to the Arranger the fees in the amounts and at the times agreed in any Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Tax definitions

(a)	In this Clause 12:

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)
All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)
Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)
Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)
any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

(ii)
any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)	A Finance Party intending to make a claim under paragraph (a) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4	Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)
within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6	Indirect tax

(a)
All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

13.	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs (as defined below) incurred by that Finance Party or any of its Affiliates as a result of:

(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (which, for the avoidance of doubt, includes without limitation any change in any law or regulation which subjects any Finance Party to any taxes on its loans, loan principal, letter of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto);

(ii)	compliance with any law or regulation made, enacted, issued or put into effect after the date of this Agreement;

(iii)	the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III; and/or

(iv)	the implementation or application of, or compliance with, the Dodd-Frank Wall Street Reform and Consumer Protection Act of the United

States of America (whether enacted, adopted or issued before, on or after the date of this Agreement) and/or all requests, rules, guidelines or directives in connection therewith (in each case whether enacted, adopted or issued before, on or after the date of this Agreement) and all amendments thereto from time to time.

Such laws and regulations shall include, without limitation, any laws or regulations concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

“Basel III” means the Basel Committee on Banking Supervision’s (the “Committee”) revised rules relating to capital requirements set out in “Basel III:  A global regulatory framework for more resilient banks and banking systems”, “Guidance for national authorities operating the countercyclical capital buffer” and “Basel III:  International framework for liquidity risk measurement, standards and monitoring” published by the Committee on 16 December 2010, “Revisions to the Basel II market risk framework” published by the Committee in February 2011 and any other documents published by the Committee in connection with these rules.

“Increased Costs” means:

(i)
a reduction in the rate of return from the Facility (or any part thereof) or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party or any of its Affiliates);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into, or undertaken or assumed any commitment represented by its Commitment under, or funding or maintaining or participating in its share of the Loan or any of the Unpaid Sums under, or performing its obligations under, any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to such claim, following which the Agent shall promptly notify the Borrower.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs in respect of any claim made by such Finance Party under Clause 13.1 (Increased costs).

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to any Increased Cost to the extent such Increased Cost is:

(i)	attributable to a Tax Deduction that is required by law to be made by an Obligor and that is already compensated for by Clause 12.2 (Tax gross-up);

(ii)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)	incurred by a Finance Party or an Affiliate of a Finance Party and is attributable to the wilful breach by such Finance Party or such Affiliate of any law or regulation; or

(iv)
attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment contained in Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Tax definitions).

14.	MITIGATION BY THE LENDERS

14.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs), including (but not limited to):

(i)
providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

(a)
The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Finance Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)	the information supplied, produced or approved by or on behalf of any Obligor or member of the Group being or being alleged to be misleading and/or deceptive in any respect;

(iii)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(iv)
a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);

(v)
funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(vi)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)
The Parent shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Transaction or the Finance Documents or the funding of the Transaction or financing under the Finance Documents (including but not limited to any reasonably incurred legal fees and any cost, loss or liability incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Transaction or the Finance Documents), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate).  Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 15.2.

15.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4	Indemnity to the Security Agent

(a)	Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	the taking, holding, protection or enforcement of the Transaction Security,

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; or

(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)
The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower shall, within three Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 27.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Transaction Agents for the amount of all costs and expenses (including legal fees) reasonably incurred by the Transaction Agents (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Security Agent’s ongoing costs

(a)
In the event of (i) a Default or (ii) the Security Agent considering it necessary or expedient or (iii) the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Parent agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Parent shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)
If the Security Agent and the Parent fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Parent or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Parent) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

16.4	Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7
GUARANTEE

17.	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Guarantor Intent

Without prejudice to the generality of Clause 17.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

17.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 27 (Payment Mechanics).

17.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement, on the Utilisation Date and on the Merger Effective Date and is deemed always to have the knowledge of the Founders.

18.1	Status

(a)
Each of the Material Cash Companies is a limited liability corporation, duly incorporated, validly existing and (if incorporated in the British Virgin Islands or the Cayman Islands) in good standing under the laws of the jurisdiction of incorporation.

(b)	Each of the Material Cash Companies has the power to own or lease its assets and carry on its business as it is being conducted.

18.2	Binding obligations

(a)	Subject to the Legal Reservations:

(i)	the obligations expressed to be assumed by each Material Cash Company in each Transaction Document to which it or they are a party, are legal, valid, binding and enforceable obligations; and

(ii)
(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

(b)
From and including the Merger Effective Date, the obligations and liabilities expressed to be assumed by New Era Investment Holding Ltd. in each Transaction Document to which it is a party (notwithstanding the capacity of New Era Investment Holding Ltd. in such Transaction Document) are, subject to the Legal Reservations, the Target’s legal, valid, binding and enforceable obligations.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it or to any other Material Cash Company;

(b)	the constitutional documents of any Material Cash Company;

(c)	any agreement or instrument binding upon any Material Cash Company or any Material Cash Company’s assets or constitute a default or termination event

(however described) under any such agreement or instrument in any material respect; or

18.4	Power and authority

(a)
Each Material Cash Company has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which on each Material Cash Company is a party and the transactions contemplated by those Transaction Documents.

(b)
No limit on any Material Cash Company’s powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable each Material Cash Company lawfully to enter into, exercise its rights and comply with its or their obligations in the Transaction Documents to which it or they are a party;

(b)	to make the Transaction Documents to which each Material Cash Company is a party admissible in evidence in its and their jurisdiction of incorporation; and

(c)	for each Material Cash Company to carry on its business, and which are material,

have been obtained or effected and are in full force and effect.

18.6	Governing law and enforcement

(a)	The choice of governing law of the Transaction Documents will be recognised and enforced in each Material Cash Company’s jurisdiction of incorporation.

(b)
Any judgment obtained in relation to a Transaction Document in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in the relevant Material Cash Company’s jurisdiction of incorporation.

18.7	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 21.8 (Creditors’ process),

has been taken or, to the knowledge of each Obligor, threatened in relation to any Material Structural Company and none of the circumstances described in Clause 21.6 (Insolvency) applies to any Material Structural Company.

18.8	Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

18.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except that if the jurisdiction of incorporation of an Obligor which is party to a Finance Document is the Cayman Islands, stamp duty will be payable on that Finance Document if it is taken into the Cayman Islands or is to be admitted as evidence in a Cayman Islands court.

18.10	No default

(a)
No Event of Default and, on the date of this Agreement and the Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of Notice, the making of any determination or any combination of any of the foregoing, would contribute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any Material Structural Company or to which its (or any Material Structural Companies’) assets are subject which has or could reasonably be expected to have a Material Adverse Effect.

18.11	No misleading information

(a)
Any written information provided to or shown to the Finance Parties by the Founders, the Parent, the Company or the Target Group prior to the date of this Agreement and not superseded before that date (including in any data room made available to the Finance Parties by any of the foregoing) (the “Information”) was true and accurate in all material respects as at the date of the relevant report or document containing the Information or (as the case may be) as at the date the Information is expressed to be given or was actually given.

(b)
No event or circumstance has occurred or arisen and no information has been omitted from the Information and no information has been given or withheld that results in the Information being untrue or misleading in any material respect.

(c)
The Information was accurate and not misleading in any material respect when provided, and all projections provided to any Finance Party on or before the date of this Agreement by or on behalf of the Founders or any member of the Group or Target Group, have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(d)
All other written information provided by any Founder or any member of the Group (in each case including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

18.12	Financial statements

(a)
The financial statements of the Target most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)
The financial statements of the Target most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view and represent its consolidated financial condition and operations during the relevant financial year save to the extent expressly disclosed in such financial statements.

(c)
The proforma standalone balance sheets of each Original Obligor delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) give a true and fair view and represent such Original Obligors’ financial condition as at the date such balance sheets were provided.

(d)
Since the date of the most recent financial statements delivered to the Agent pursuant to Clause 19.1 (Financial statements), there has been no material adverse change in the business or financial condition of the Target Group.

18.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14	No proceedings pending or threatened

Save as disclosed in the Original Financial Statements, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect are pending, or have (to the best of its knowledge and belief) been started or threatened against it or any Material Structural Company.

18.15	No breach of laws

(a)	It has not (and no Material Cash Company or Shanda Holdings has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)
No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Material Cash Company or Shanda Holdings which have or are reasonably likely to have a Material Adverse Effect.

(c)
Each of the Founders has registered its indirect ownership of the relevant members of the Group with the SAFE pursuant to the “Notice Concerning Foreign Exchange Controls on Domestic Residents Financings and Roundtrip Investment through offshore Special Purpose Vehicles (“Circular 75”).

(d)
The Founders and each member of the Group has now complied with all requirements under the applicable laws relating to PRC foreign exchange control, including, without limitation, Circular 75. None of the Founders or any member of the Group has received any oral or written inquiries, notifications or any other form of official correspondence from SAFE or other governmental authorities with respect to any actual, potential or alleged non-compliance with any applicable law and regulation relating to PRC foreign exchange control.

18.16	Taxation

(a)
None of the Material Cash Companies or Shanda Holdings is materially overdue in the filing of any Tax returns and none of the Material Cash Companies is overdue in the payment of any amount in respect of Tax of USD25,000,000 (or its equivalent in any other currency) or more.

(b)
No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Material Cash Companies with respect to Taxes such that a liability of, or claim against, that Material Cash Company of USD25,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

(c)	Each Material Cash Company is resident for Tax purposes only in the jurisdiction of its incorporation.

18.17	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over any of the assets referred to in Clause 20.6 (Negative pledge).

(b)	No member of the Group has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

18.18	Authorised Signatures

Any person specified as its authorised signatory under Part I of Schedule 1 (Conditions Precedent) or paragraph (d) of Clause 19.5 (Information: miscellaneous) is authorised to sign Utilisation Requests Selection Notices and other notices on its behalf.

18.19	Ranking

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

18.20	Good title to assets

Each of the Material Cash Companies has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.21	Legal and beneficial ownership

(a)	The Founders (directly or indirectly) beneficially own 100 per cent. of the Equity Interests in the Voting Shareholders.

(b)	The Parent is the sole legal and beneficial owner of 55.38 per cent. of the Target Shares.

(c)	The Voting Shareholders are the sole legal and beneficial owners of 14.35 per cent. of the Target Shares.

(d)
Subject to paragraph (e) below, all the Target Shares are or will be on the Merger Effective Date legally and beneficially owned by the Parent free from any claims, third party rights or competing interests other than Transaction Security.

(e)
From the Merger Effective Date, the Target Shares (excluding those shares already legally owned by the Parent) will be beneficially but not legally owned by the Parent until those shares are registered in the register of members of the Target, which registration will be made as soon as possible after (and in any event within one Business Day of) the receipt by the Obligors of the Certificate of Merger.

(f)
On the date of the Utilisation Request and on the Utilisation Date, all the Target Shares (excluding those shares subject to the Acquisition) are legally and beneficially owned by the Parent free from any claims, third party rights or competing interests other than Transaction Security.

(g)
The Target is the sole legal and beneficial owner of 100 per cent. of the shares in Shanda Holdings and Shanda Holdings is the sole legal and beneficial owner of 100 per cent. of the shares in the Cash Escrow WFOE.

18.22	Shares

(a)
The shares of the Borrower, the Target and (following the Shanda SDG Accession Date) Shanda Games which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

(b)
The constitutional documents of the Borrower, the Target and (following the Shanda SDG Accession Date) Shanda Games whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

(c)
There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Material Cash Company (including any option or right of pre-emption or conversion).

18.23	Group Structure Chart

Assuming the Merger Effective Date has occurred, the Group Structure Chart is true, complete and accurate in all material respects.

18.24	Transaction Documents

(a)	The Acquisition Documents contain all the terms of the Acquisition.

(b)
There is no disclosure made to the Acquisition Documents which has or may have an adverse effect on any of the information, opinions, intentions, forecasts and projections provided to any Finance Party.

18.25	Holding Companies

Except as may arise under the Transaction Documents and for Acquisition Costs, before the Merger Effective Date none of the Parent, the Borrower, the Target or any of the Offshore Holdcos has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than as permitted pursuant to Clause 20.11 (Holding Companies).

18.26	Anti-Terrorism Laws and Regulations

None of the Obligors or their respective Subsidiaries or, to the Obligors’ knowledge after due inquiry, any director, officer, agent, employee or Affiliate of any of the Obligors or any of their respective Subsidiaries or the Paying Agent:

(a)	is in violation of any Anti-Terrorism Laws and Regulations;

(b)	is a Designated Person; or

(c)	deals in any property or asset or interest in property or asset blocked pursuant to any Anti-Terrorism Laws and Regulations.

18.27	Anti-Money Laundering Laws

The operations of each of the Obligors and their respective Subsidiaries are and have been conducted at all times in compliance in all material respects with all Anti-Money Laundering Laws applicable to it and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Obligor or any Subsidiary of any Obligor with respect to the Anti-Money Laundering Laws applicable to it is pending or, to the knowledge of the Obligors, threatened.

18.28	Anti-Corruption Laws

None of the Obligors or any of their respective Subsidiaries, or, to the Obligors’ knowledge after due inquiry, any director, officer, agent or employee of any of the Obligors or any of their respective Subsidiaries, has made an unlawful payment within the meaning of, and is not in any other way in violation of, any Anti-Corruption Laws applicable to it.

18.29	Times when representations made

(a)
All the representations and warranties in this Clause 18 are made by each Original Obligor on the date of this Agreement, on the Utilisation Date and (other than the representations and warranties in paragraphs (b) and (c) of Clause 18.21 (Legal and beneficial ownership)) on the Merger Effective Date.

(b)
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

(c)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)
its audited consolidated financial statements of the Group for that financial year as soon as the same become available, but in any event within 120 days after the end of each of its financial years; and

(b)	as soon as the same become available, but in any event within 60 days after the end of each financial quarter its consolidated financial statements for that financial quarter.

19.2	Compliance Certificate

(a)
The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20.9 (Financial Indebtedness), as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by two directors of the Borrower.

19.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP.

(c)
The Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(i)
a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20.9 (Financial Indebtedness) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Auditors, accounting practices and year-end

The Borrower shall procure that:

(a)	PricewaterhouseCoopers remains as the auditor of the Borrower and the Group; and

(b)
there shall not be any change in the accounting practices of the Group (from those applied in the preparation of the audited Original Financial Statements) except (i) with the prior written consent of the Agent or (ii) as required by applicable law.

19.5	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Finance Parties, if the Agent so requests):

(a)	all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(b)
promptly, a notification that it (or any other member of the Group) has made or given an announcement, notice or other document relating specifically to the Borrower (or any other member of the Group) onto any electronic website maintained by any stock exchange on which shares in or other securities of the Borrower (or any other member of the Group) are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Borrower (or any other member of the Group);

(c)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which could reasonably be expected to have a Material Adverse Effect (provided that such Finance Party shall not be entitled to such information to the extent that it constitutes “material non-public information”);

(d)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories;

(e)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and

(f)
promptly, such further information regarding the financial condition, business, assets and operations of any member of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group and an up to date copy of its shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party (through the Agent) may reasonably request (provided that such Finance Party shall not be entitled to such further information to the extent that it constitutes “material non-public information”).

19.6	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7	“Know your customer” checks

(a)
Each Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(c)
If the accession of Shanda SDG pursuant to Clause 20.19 (Conditions subsequent) obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to such accession.

20.	GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

Each Obligor shall (and shall procure that each other Material Cash Company will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document.

20.2	Compliance with laws

Each Obligor shall (and the Parent shall procure that each other Material Cash Company and Shanda Holdings will) comply in all respects with all laws to which it may be subject, where (in the case of any laws other than Anti-Money Laundering Laws) failure so to comply would have or would be reasonably likely to have a Material Adverse Effect.

20.3	Taxation

(a)
Each Obligor shall (and the Parent shall ensure that each other Material Cash Company and Shanda Holdings will) file or cause to be filed all tax returns to be filed in all jurisdictions in which it is situated or carries on business or otherwise is subject to taxation and pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are being maintained for those Taxes and the costs required to contest them (and, if such reserves were required to satisfy this requirement at the date of the latest financial statements delivered to the Agent under Clause 19.1 (Financial statements)), they were disclosed in such financial statements; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	Each Obligor shall ensure that no Material Cash Company shall (and Shanda Holdings shall not) change its residence for Tax purposes.

20.4	Preservation of assets

Each Obligor shall (and the Parent shall ensure that each other Material Cash Company will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

20.5	Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.6	Negative pledge

No Obligor shall (and the Parent shall ensure that no other Material Structural Company will) create or permit to subsist any Security or Quasi-Security over:

(a)	the Cash Escrow Account; or

(b)	its Equity Interests in:

(i)	the Parent or the Borrower;

(ii)	Shanda SDG (other than where such Security or Quasi-Security does not relate to Equity Interests subject to Transaction Security and secures obligations under a Permitted EB);

(iii)	Shanda Games (other than where such Security or Quasi-Security does not relate to Equity Interests subject to Transaction Security and secures obligations under a Permitted EB);

(iv)	Shanda Holdings; or

(v)	the Cash Escrow WFOE,

provided that the creation or the subsistence of the Transaction Security and the entry into by an Obligor of any Finance Document shall not constitute a breach of this Clause.

20.7	Merger

No Obligor shall (and the Parent shall ensure that no other Material Cash Company  or Shanda Holdings will) enter into any amalgamation, demerger, merger or corporate reconstruction except for the Merger.

20.8	Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

20.9	Financial Indebtedness

The Parent shall ensure that no member of the Group will incur any Financial Indebtedness except for any Permitted Financial Indebtedness.

20.10	Acquisition and Acquisition Documents

Each Obligor shall ensure that:

(a)	it will not (and that no member of the Group will), without the prior written consent of the Agent (acting on the instructions of all of the Lenders):

(i)
take or permit to be taken any step as a result of which the consideration for shares in the Target or for cancellation or surrender of options or awards over shares in the Target under the Acquisition is, or may be required to be, increased beyond the consideration for such shares expressly specified in the Merger Agreement (or such higher level as may be agreed between the Borrower and all the Lenders in writing from time to time), except to the extent that such increase in the cash portion of the consideration is funded entirely from the proceeds of a contemporaneous Permitted Share Issue (the “Equity Top-Up”); or

(ii)	amend, modify, supplement, waive, treat as satisfied (when not actually satisfied or complied with) or fail to invoke:

(A)	any terms or conditions relating to the Available Cash or Required Available Cash Amount (each as defined in the Merger Agreement);

(B)	any terms or conditions of any Acquisition Document relating to any Authorisation from any Governmental Agency or the SEC;

(C)
any terms or conditions of any Acquisition Document relating to the percentage of shares in the Target to be acquired by the Borrower pursuant to the Acquisition and/or the percentage of options and/or awards over shares in the Target to be surrendered or cancelled pursuant to the Acquisition; or

(D)
any other terms or conditions of any Acquisition Document where such amendment, modification, supplement, waiver, treatment as satisfied (when not actually satisfied or complied with) or failure to invoke is in any way material to the interests of any of the Finance Parties;

(b)
it will not (and each Obligor shall procure that no member of the Group shall) without the prior written consent of the Arranger, issue any press release or other publicity which makes reference to the Facility or any Finance Document or to any or all of the Finance Parties unless such publicity is required by applicable law or applicable regulatory authority (in which case the Borrower shall notify the Finance Parties of such requirement as soon as reasonably practicable upon becoming aware of it and consult with the Arranger with respect to the contents of such publicity);

(c)
keep the Agent informed as to the status and progress of the Acquisition (and any matter relating to the Acquisition which could reasonably be expected to have a materially adverse impact on the interests of any Finance Party);

(d)
it will promptly supply to the Agent (i) copies of all documents, certificates, notices or announcements received or issued by any member of the Group (or on behalf of any member of the Group) in relation to the Acquisition (including the Certificate of Merger) (other than when sent or received by one member of the Group to another member of the Group and to or from no other parties), (ii) (upon its becoming aware of the same) copies of all documents, certificates, notices or announcements received or issued by the Target to its shareholders (or any class thereof) generally or the holders of options or awards over any shares in the Target generally in relation to the Acquisition and (iii) any other information which the Agent may reasonably request in relation to the progress or status of the Acquisition;

(e)
it will ensure that at all times all laws, regulations and directives applicable to the Acquisition and/or any documents connected thereto are complied with in all material respects and that, as and when necessary, all Authorisations from all Governmental Agencies required in connection with the Acquisition are obtained, maintained and/or renewed and shall procure that all of its obligations in connection with the Acquisition are complied with and performed in all material respects;

(f)	it will promptly notify the Agent of any lapse, withdrawal or other failure of the Acquisition; and

(g)
if it becomes aware of any event or circumstance which, if not waived, would entitle any Obligor (with or without the consent of the Panel) to terminate any Acquisition Document or allow the Acquisition to lapse, it will promptly notify the Agent and (where the consent or confirmation of the SEC is required in respect of such termination or lapse) promptly request and use all reasonable endeavours to ensure that the SEC confirm that the SEC will not object to the termination of that Acquisition Document or the lapsing of the Acquisition as a result of such event or circumstance and if any such consent or confirmation is obtained, it will not waive such event or circumstance and must promptly declare that Acquisition Document is terminated and the Acquisition has lapsed.

20.11	Holding Companies

Each Obligor, the Target and each Offshore Holdco shall not trade, carry on any business, own any assets or incur any indebtedness, liabilities or commitments (whether actual or contingent) except for:

(a)	the provision of administrative services (excluding treasury services) to the Target Group of a type customarily provided by a holding company to its Subsidiaries;

(b)	making any loan to any member of the Group or incurring any Permitted Financial Indebtedness or granting any Security or Quasi-Security as permitted by this Agreement;

(c)	ownership of shares and/or equity interests in members of the Group and/or ownership of cash;

(d)	the incurrence of liabilities that arise in the ordinary course of acting as a holding company of members of the Group; and/or

(e)	the incurrence of liabilities under the Transaction Documents to which it is a party.

20.12	Dividends and share redemption

The Parent and the Borrower shall not:

(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay any management, advisory or other fee to or to the order of any of the direct or indirect shareholders of the Borrower; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

20.13	Further assurance

(a)
Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

20.14	Access

If an Event of Default is continuing or the Agent reasonably suspects an Event of Default is continuing, each Obligor shall, and the Parent shall ensure that each other Material Cash Company will, (not more than once in every Financial Year unless the Agent reasonably suspects an Event of Default is continuing) permit the Transaction Agents and/or accountants or other professional advisers and contractors of the Transaction Agents free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Company to (a) the premises, assets, books, accounts and records of each Material Cash Company and (b) meet and discuss matters with senior management of the Group.

20.15	Amendments

(a)
No Obligor shall (and the Parent shall ensure that no other Material Cash Company will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or enter into any agreement with any shareholders of the Parent or any of their Affiliates or Related Persons which is not a member of the Group except in writing:

(i)	in accordance with the provisions of Clause 33 (Amendments and Waivers);

(ii)	to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination is expressly permitted by the Security Trust Deed;

(iii)	prior to or on the Merger Effective Date, with the prior written consent of the Original Lender; or

(iv)	after the Merger Effective Date, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders.

(b)	The Parent shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (a)(i) to (iv) above.

20.16	Arm’s length basis

(a)
Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure no other Material Cash Company or Offshore Holdco will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 20.16:

(i)	intra-Group loans; and

(ii)
fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent.

20.17	Share capital

The Parent and the Borrower shall not make any Equity Issuances except pursuant to a Permitted Share Issue.

20.18	Escrow Arrangements

(a)	Each Obligor shall (and shall procure that each Material Structural Company will) ensure that an amount equal to or greater than:

(i)	on or prior to the date of delivery of a Utilisation Request to but excluding the date falling ten Business Days after the first Utilisation Dates, the Minimum Cash Escrow Amount 1;

(ii)
on or prior to the date falling ten Business Days after the first Utilisation Date, to but excluding the date falling twenty Business Days after the first Utilisation Date, the Minimum Cash Escrow Amount 2; and

(iii)	on or prior to the date falling twenty Business Days after the first Utilisation Date, the Minimum Cash Escrow Amount 3,

is standing to the credit of the Cash Escrow Account.

(b)	Each Obligor shall (and shall procure that each Material Structural Company will):

(i)
ensure that the amount standing to the credit of bank accounts of the Target in respect of the Required Available Cash Amount, that is required to fund the Acquisition Consideration and the Acquisition Costs, is not used for any other purpose and that such amounts are applied in accordance with the Funds Flow Statement;

(ii)
ensure that the amount standing to the credit of the Cash Escrow Account from time to time is not used for any purpose other than for Upstream Payments, Permitted Leakages or Permitted Withdrawals in accordance with this Clause 20.18.

(c)
Each Obligor shall (and shall procure that each other Material Structural Company will) ensure that all necessary Authorisations, audits, corporate and regulatory approvals (if any) for the making of any Upstream Payments and any Permitted Leakages as contemplated pursuant to this Clause 20.18 (the “Approvals”) are obtained by each Material Structural Company as soon as possible.

(d)	The Cash Escrow WFOE shall be permitted to withdraw amounts standing to the credit of the Cash Escrow Account:

(i)	to make payments in respect of Permitted Leakages at any time provided that the Borrower has provided prior notice to the Agent of the amount and purpose of such Permitted Leakage payments; and

(ii)	in respect of Permitted Withdrawals.

(e)
The Cash Escrow WFOE shall be permitted to withdraw amounts standing to the credit of the Cash Escrow Account to make Upstream Payments within five Business Days of the date on which the Borrower delivers to the Agent a confirmation (signed by two directors of the Borrower) (a “Withdrawal Confirmation”) confirming that the following conditions to release are satisfied:

(i)	all the Approvals have been obtained and have not been rescinded, revoked or withdrawn;

(ii)	any Upstream Payments to be made will be made to or via Material Structural Companies and not any other member of the Group, Related Person or any third party;

(iii)
the Material Structural Companies have between them sufficient distributable reserves and upstream capacity to ensure that an amount equal to the Net Escrow Amount will be credited to an account of the Borrower;

(iv)
no corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency proceedings) or creditors’ process described in Clause 21.8 (Creditors’ process) has been taken or, to the best of the Borrower’s knowledge, threatened in relation to a Material Structural Company and none of the circumstances described in Clause 21.6 (Insolvency) applies to any Material Structural Company; and

(v)	no other event or circumstance has occurred or is reasonably likely to occur that would or could prevent an amount equal to the Net Escrow Amount being credited to an account of the Borrower.

(f)	The Agent shall promptly notify the Lenders and the Cash Escrow Bank upon receiving a signed Withdrawal Confirmation.

(g)	Each Obligor shall (and shall procure that each other Material Structural Company will) ensure that a prepayment is made:

(i)
in accordance with paragraph (a) of Clause 7.7 (Mandatory prepayment – Cash Escrows) in an amount equal to the Net Escrow Amount as soon as possible and by no later than the date that is fifteen Business Days after a Withdrawal Date; and

(ii)
in accordance with paragraph (b) of Clause 7.7 (Mandatory Prepayment – Cash Escrows) in an amount equal to the NBWD Proceeds as soon as possible and by no later than the date that is ten Business Days after the date of the Permitted NBWD Withdrawal.

(h)	In addition to the above, each Obligor shall (and shall procure that each other Material Structural Company will):

(i)	ensure that it does not repudiate, rescind, repute, terminate or make invalid the Cash Escrow Account Agreement;

(ii)	ensure that no amount standing to the credit of the Cash Escrow Account is applied for any purpose other than as permitted in this Agreement; and

(iii)	ensure that no Security or Quasi-Security is granted or purported to be granted over the Cash Escrow Account, except pursuant to the Finance Documents and the Cash Escrow Account Agreement.

20.19	Conditions subsequent

(a)	Within one Business Day of the receipt by the Company of the Certificate of Merger, the Parent shall procure that the Target delivers to the Agent a duly executed Target Confirmation.

(b)
The Parent shall procure that a copy of the Form 25 in the agreed form is filed with the SEC to effect the de-listing of the Target from NASDAQ and shall promptly deliver a copy of such Form 25 to the Agent once it has been so filed.

(c)
The Parent shall procure that the Target updates its register of members to reflect the Merger and provides the Agent with a certified copy of its register of members duly updated within one Business Day of the receipt by the Obligors of the Certificate of Merger.

(d)
The Parent shall procure that Walkers issues the legal opinion referred to in paragraph 4(b) of Part I of Schedule 1 (Conditions Precedent) to the addressees referred to therein within one Business Day of the receipt by the Obligors of the Certificate of Merger.

(e)
Upon any Transaction Document being taken into the Cayman Islands or being admitted as evidence in a Cayman Islands court, the Company shall promptly pay any resulting stamp duty (or procure that such stamp duty is promptly paid).

(f)
The Borrower shall ensure that Shanda SDG shall become an Additional Chargor by delivering to the Agent a duly completed and executed Accession Deed and providing the documents and other evidence listed in Part II of Schedule 1 (Conditions Precedent), each in the form and substance satisfactory to the Agent within 5 Business Days of the receipt by the Obligors of the Certificate of Merger. The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 1 (Conditions Precedent).

(g)	The Parent shall procure that, within one Business Day of making the filings referred to in this paragraph (g), the following are delivered to the Agent:

(i)
a certified copy of the Cayman Plan of Merger (as defined in the Merger Agreement), signed by a director of the Borrower and the Target and filed with the Registrar of Companies in the Cayman Islands; and

(ii)
a copy of each of the documents required to be filed with the Registrar of Companies in the Cayman Islands pursuant to the provisions of section 233(9) of the Companies Law in the Cayman Islands in relation to the Merger, together with evidence that any applicable fees relating thereto have been paid, in each case substantially in the form previously provided to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

20.20	Anti-Terrorism Laws and Regulations

Without prejudice to the generality of Clause 20.2 (Compliance with laws):

(a)
none of the Obligors party hereto shall, each Obligor party hereto shall ensure and procure that no member of the Group will, engage in any transaction that violates any of the applicable prohibitions set forth in any Anti-Terrorism Laws and Regulations;

(b)
each Obligor party hereto shall ensure that none of the funds or assets of such Obligor or any other Material Cash Company that are used to repay or prepay the Facility or otherwise pay any amount under any Finance Document shall constitute property or assets of, or shall be beneficially owned directly or indirectly by, any Designated Person;

(c)
each Obligor party hereto shall ensure that no Designated Person shall have any direct or indirect interest in any Obligor or any member of the Group that would constitute a violation of any Anti-Terrorism Laws and Regulations; and

(d)
no Obligor party hereto shall, and each Obligor party hereto shall ensure and procure that no other Material Cash Company shall, fund or make all or part of any payment under any Finance Document out of proceeds derived from any transaction that violates any prohibitions set forth in any Anti-Terrorism Laws and Regulations.

20.21	Anti-Corruption Laws

Without prejudice to the generality of Clause 20.2 (Compliance with laws), no Obligor party hereto shall, and each Obligor party hereto shall ensure and procure that no member of the Group will, by act or omission, violate any of the laws or regulations described in Clause 18.28 (Anti-Corruption Laws).

20.22	Security Coverage Ratio

(a)
At any time from the Shanda SDG Accession Date until and including the date that all amounts outstanding under the Finance Documents have been paid or repaid (the “Security Coverage Ratio Period”), the Obligors shall ensure that a sufficient number of Charged Shares shall be subject to Transaction Security  so that the Security Coverage Ratio is equal to or greater than 2.00:1, in each case as determined by the Agent on the first Business Day after the end of each Confirmation Period during the Security Coverage Ratio Period (each a “Determination Date”).  The Agent shall promptly (and in any event on the same Business Day as such determination) notify the Borrower and each Lender of the determination thereof.

(b)
If on any Determination Date the Security Coverage Ratio as determined pursuant to paragraph (a) is less than 2.00:1, the Obligors party hereto shall ensure that, by the date that is 3 Business Days after the later to occur of (1) such Determination Date and (2) the date on which the Agent notifies the Borrower of the determination thereof pursuant to paragraph (a) above:

(i)	the Borrower makes a voluntary prepayment in accordance with Clause 7.4 (Voluntary prepayment of the Loan); and/or

(ii)	additional Shanda Games Shares are made subject to Transaction Security,

such that immediately following such prepayment and/or additional shares being made subject to Transaction Security (as applicable), the Security Coverage Ratio as so determined will be equal to or greater than 2.50:1.

(c)
If on any Determination Date no Event of Default or Default is continuing (or is likely to occur as a result of such release) and the average of the Security Coverage Ratio as determined pursuant to paragraph (a) for each Confirmation Period for four consecutive Confirmation Periods is in excess of 3.00:1, then upon request of the Borrower the Agent shall authorise the Security Agent to release, and the Security Agent shall release, such number of Charged Shares required such that the Security Coverage Ratio as so determined pursuant to paragraph (a) is equal to or greater than 2.50:1 immediately after such release, provided that the Agent shall not authorise the Security Agent to release any of the Original Charged Shares (unless such release is pursuant to and in respect of a Permitted Share Release).

(d)	For the avoidance of doubt, Shanda SDG may at any time voluntarily increase the amount of Charged Shares that are subject to Transaction Security.

(e)
The Parent and the Borrower shall procure that the percentage of Equity Interests in Shanda Games owned by Shanda SDG as at the date of this Agreement is not diluted in any manner whatsoever (including by the issuance of new options, rights or other ability to call for shares in Shanda Games by any third parties), other than where such dilution results from:

(i)	the exercise of options granted to management or employees of the Group (but not Related Persons) if such options were created and documented prior to the date of this Agreement; or

(ii)
a disposal by Shanda SDG of Equity Interests in Shanda Games provided that such disposal does not result in an Event of Default under Clause 21.9 (Ownership) and that the Borrower complies at all times with Clause 7.9 (Mandatory prepayment – Disposal of Shanda Games Shares).

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 21 (other than Clause 21.19 (Acceleration)) is an Event of Default.

21.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error and payment is made within three Business Days of its due date; or

(b)
it relates to a non-payment of interest that has become due and payable in relation to the Loan in accordance with Clause 8.2 (Payment of interest) and payment is made within two Business Days of its due date.

21.2	Specific covenants

(a)	Any requirement of Clause 20.9 (Financial Indebtedness), Clause 20.18 (Escrow Arrangements) or Clause 20.22 (Security Coverage Ratio) is not satisfied.

(b)	Any requirement of Clause 20.19 (Conditions subsequent) is not satisfied or complied with.

(c)
No Event of Default under paragraph (b) above will occur if the failure to satisfy or comply is capable of remedy and is remedied within 5 Business Days of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

21.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Specific covenants)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

21.4	Misrepresentation

Any representation or statement made or deemed to be made by any Material Cash Company in the Finance Documents, Cash Escrow Account Agreement or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5	Cross default

(a)
Any Financial Indebtedness of any Material Structural Company is not paid when due nor within any originally applicable grace period and, in respect of intra-Group Financial Indebtedness only, such non-payment has not been waived.

(b)
Any Financial Indebtedness of any Material Structural Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of any Material Structural Company is cancelled or suspended by a creditor of any Material Structural Company as a result of an event of default (however described).

(d)
No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than USD35,000,000 (or its equivalent in any other currency or currencies).

21.6	Insolvency

(a)
A Material Structural Company is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Material Structural Company is less than its liabilities (taking into account contingent and prospective liabilities).

(c)
A moratorium is declared in respect of any indebtedness of any Material Structural Company.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

21.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Structural Company;

(b)
a composition, compromise or arrangement with any creditor of any Material Structural Company, or an assignment for the benefit of creditors generally of any Material Structural Company or a class of such creditors;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not Material Structural Company), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Material Structural Company or any of its assets; or

(d)	enforcement of any Security over any assets of any Material Structural Company,

or any analogous procedure or step is taken in any jurisdiction.

Paragraph (a) of Clause 21.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

21.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Material Structural Company having an aggregate value of USD35,000,000 or more and is not discharged within 60 days.

21.9	Ownership

(a)	The Parent ceases to directly own 100 per cent. of the Equity Interests in the Borrower (on or before the Merger Effective Date) and the Target after the Merger Effective Date.

(b)	Target ceases to directly own 100 per cent. of the Equity Interests in each of the Offshore Holdcos.

(c)
Shanda SDG ceases to directly own 51 per cent. of the Equity Interests in Shanda Games, provided that the Borrower complies at all times with Clause 7.9 (Mandatory prepayment – Disposal of Shanda Games Shares) and that Shanda SDG receives cash consideration for any disposal it makes of Equity Interests in Shanda Games and that such cash consideration is not deferred.

(d)	Shanda Holdings ceases to directly own 100 per cent. of the Equity Interests in the Cash Escrow WFOE.

21.10	Unlawfulness and invalidity

(a)
It is or becomes unlawful for any Material Cash Company to perform any of its obligations under the Transaction Documents to the extent that such unlawfulness (as determined by the Majority Lenders) materially and adversely affects the interests of the Lenders under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Security Trust Deed is or becomes unlawful.

(b)
Any obligation or obligations of any Material Cash Company under any Transaction Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)
Any Transaction Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Security Trust Deed ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

21.11	Change of management

Mr. Tianqiao Chen ceases to be employed as Chairman and Chief Executive Officer of the Target.

21.12	Suspension or Cessation of Listing

Any shares or equity interests in Shanda Games cease to be listed on NASDAQ or the trading of such shares or equity interests on NASDAQ has been suspended for more than ten consecutive days (or, provided that (a) the reasons for such suspension shall have been disclosed in full to the Agent upon such suspension and (b) such suspension and the reasons for such suspension are not adverse to any Material Structural Company, fifteen consecutive days) on which trading is carried on NASDAQ.

21.13	Material litigation

Any investigation, litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect have been commenced or are otherwise pending against, any Material Structural Company.

21.14	Audit qualification

The Borrower’s auditors qualify its annual consolidated financial statements and that qualification is in terms or as to issues which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

21.15	Security Trust Deed

(a)	Any party to the Security Trust Deed (other than a Finance Party) fails to comply with the provisions of, or does not perform its obligations under, the Security Trust Deed; or

(b)	a representation or warranty given by that party in the Security Trust Deed is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within ten days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

21.16	Expropriation

The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets.

21.17	Repudiation and rescission of agreements

(a)
Any Material Cash Company rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document, a Cash Escrow Account Agreement or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document, a Cash Escrow Account Agreement or any Transaction Security.

(b)
Any party to the Acquisition Documents, the Share Confirmation or the Security Trust Deed rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

21.18	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

21.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	without prejudice to the participations of any Lenders in the Loan then outstanding:

(i)	cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or

(ii)
cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 9
CHANGES TO PARTIES

22.	CHANGES TO THE LENDERS

22.1	Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

22.2	Conditions of assignment or transfer

(a)
The consent of the Company is required for a transfer by a Lender of any of its obligations under the Finance Documents in respect of the Facility and/or its Available Commitment unless, in either case:

(i)	the transfer is to another Lender or an Affiliate of a Lender; or

(ii)	an Event of Default is continuing.

(b)
The consent of the Company to a transfer must not be unreasonably withheld or delayed.  The Company will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Company in writing and received by the Lender within that time.

(c)	An assignment by an Existing Lender to a New Lender will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Security Trust Deed; and

(iii)
the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)
A transfer by the Existing Lender to the New Lender will only be effective the New Lender enters into the documentation required for it to accede as a party to the Security Trust Deed and if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with in respect of such transfer.

(e)
The Existing Lender shall, simultaneously with the assignment or transfer by it of rights and/or obligations under this Agreement to the New Lender, assign to the New Lender a proportionate share of the rights held by it (in its capacity as Lender) under or in connection with the other Finance Documents.

(f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

22.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD3,500.

22.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

22.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, within five Business Days of the date of receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been the Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)
The procedure set out in this Clause 22.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

22.6	Procedure for assignment

(a)
Subject to the conditions set out in paragraph (d) below and in Clause 22.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (d)(ii)) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	On the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the

Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(c)
Lenders may utilise procedures other than those set out in this Clause 22.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in paragraph ((d) below.

(d)	An assignment (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)
receipt by the Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was the Original Lender; and

(ii)
performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.  The Agent shall not be obliged to execute an Assignment Agreement delivered to it by an Existing Lender and the New Lender or any document delivered to it pursuant to paragraph (c) above unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(e)
The procedure set out in this Clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

22.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

22.8	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

22.9	Exclusion of Transaction Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 22, each Party acknowledges and agrees that none of the Transaction Agents shall be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

22.10	Assignments and transfers to Obligor group

A Lender may not assign or transfer to any Obligor or any Affiliate of any Obligor any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

22.11	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.12	Sub-participation

For the avoidance of doubt, each Lender may grant sub-participations in respect of any or all of its rights and/or obligations under any Finance Document to any person.

23.	CHANGES TO THE OBLIGORS

An Obligor may not assign or transfer any of its rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

24.	CONFIDENTIALITY

24.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 24.2 (Disclosure of Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

24.2	Disclosure of Information

(a)
Any Finance Party may disclose such Confidential Information (including copies of the Finance Documents and/or any information received by it under or pursuant to any Finance Document or any other information about any Obligor, the Group, the Finance Documents, the Transaction) as that Finance Party shall consider appropriate (if, in relation to paragraphs (x)(A) and (x)(B) below, the person to whom the Confidential Information is to be delivered or disclosed has entered into a Confidentiality Undertaking) to:

(i)	any of its Affiliates;

(ii)	its head office and any other branch;

(iii)	any other Finance Party;

(iv)	any of its professional advisers and any other person providing services to it (provided that such person is under a duty of confidentiality, contractual or otherwise, to such Finance Party);

(v)	any Obligor;

(vi)	any person permitted by any Obligor;

(vii)	any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure;

(viii)
any person (A) in connection with any actual or potential securities offering and to the extent permitted therein by any Obligor, any other member of the Group, the Target or any other member of the Target Group in respect of which any Finance Party (or any Affiliate of any Finance Party) is appointed to act as underwriter or manager (or any similar role) or (B) to the extent that such disclosure is required in order to comply with applicable disclosure laws, regulations and principles in connection with any offering or sale of securities by any Obligor, any other member of the Group, the Target or any other member of the Target Group;

(ix)
any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation or the rules or requirements of any applicable securities exchange or regulatory or self-regulatory body or authority; and

(x)	any other person:

(A)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement; or

(B)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facility, this Agreement, any Obligor or any member of the Group.

(b)	The obligations in this Clause 24 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(i)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(ii)	the date on which such Finance Party otherwise ceases to be a Finance Party.

(c)	This Clause 24 (Confidentiality) supersedes any previous agreement relating to the confidentiality of such information.

SECTION 10
THE FINANCE PARTIES

25.	ROLE OF THE ADMINISTRATIVE PARTIES

25.1	Appointment of the Agent

(a)	Each of the other Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the other Finance Parties authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(d)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement it shall promptly notify the other Lenders.

(e)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall have no other duties save as expressly provided for in the Finance Documents.

25.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes any Administrative Party as a trustee or fiduciary of any other person.

(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

(a)	Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

(b)
Each of the Finance Parties hereby irrevocably waives, in favour of each Transaction Agent, any conflict of interest which may arise by virtue of such Transaction Agent acting in various capacities under the Finance Documents or for other customers of such Transaction Agent. Each of the Finance Parties acknowledges that each Transaction Agent and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Finance Party may regard as conflicting with its interests and may possess information (whether or not material to the Finance Parties), other than as a result of such Transaction Agent acting as facility agent or security agent or trustee under the Finance Documents, that such Transaction Agent may not be entitled to share with any Finance Party.

(c)
A Transaction Agent will not disclose confidential information obtained from any Finance Party (without its consent) to any of such Transaction Agent’s other customers nor will it use on a Finance Party’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Finance Parties agrees that each of the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

25.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)
any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

25.7	Majority Lenders’ instructions

(a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (d) below until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

25.8	Responsibility for documentation

No Administrative Party:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, an

Obligor or any other person given in or in connection with any Finance Document; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Agent shall not be liable for any cost, loss or liability incurred by any Party as a consequence of:

(i)
the Agent having taken or having omitted to take any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by the Agent’s gross negligence or wilful misconduct; or

(ii)
any delay in the crediting to any account of an amount required under the Finance Documents to be paid by the Agent, if the Agent shall have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for the purpose of such payment.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
Nothing in this Agreement shall oblige any Administrative Party to conduct any “know your customer” or other procedures in relation to any person on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures it is required to conduct and that it shall not rely on any statement in relation to such procedures made by any Administrative Party.

25.10	Lenders’ indemnity to the Agent

(a)
Each Lender shall, in accordance with paragraph (b) below, indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance

Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	The proportion of such cost, loss or liability to be borne by each Lender shall be:

(i)	if the Loan is then outstanding, the proportion borne by (A) the sum of its participation(s) in the Loan then outstanding to (B) the aggregate amount of the Loan, or

(ii)	if the Loan is not then outstanding and the Available Facility is then greater than zero, the proportion borne by (A) its Available Commitment to (B) the Available Facility, or

(iii)	if the Loan is not then outstanding and the Available Facility is then zero;

(A)
if the Available Facility became zero after the Loan ceased to be outstanding, the proportion borne by (A) its Available Commitment to (B) the Available Facility immediately before the Available Facility became zero, or

(B)
if the Loan ceased to be outstanding after the Available Facility became zero, the proportion borne by (A) the sum of its participation(s) in the Loan outstanding immediately before the Loan ceased to be outstanding to (B) the aggregate amount of the Loan.

25.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)
Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)
The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall take effect only upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate legal person from any other of its branches, divisions or departments.

(b)
If information is received by another branch, division or department of the legal person which is the Agent, it may be treated as confidential to that branch, division or department and the Agent shall not be deemed to have notice of it.

(c)
The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

25.13	Relationship with the Lenders

(a)
Subject to Clause 27.2 (Distributions by the Agent), the Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

25.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of the information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

25.15	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.16	Agent’s management time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and Clause 25.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders.

26.	SHARING AMONG THE FINANCE PARTIES

26.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from an Obligor other than in accordance with Clause 27 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 27.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

26.3	Recovering Finance Party’s rights

(a)
On a distribution by the Agent under Clause 26.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

26.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

26.5	Exceptions

(a)
This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

27.	PAYMENT MECHANICS

27.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

27.2	Distributions by the Agent

(a)
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to an Obligor) and Clause 27.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

(b)
The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date Provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 22 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

27.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 28 (Set-off)) apply any amount received by it for that Obligor in or towards payment (in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

27.5	Partial payments

(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of any Administrative Party under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in (i) above) or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii)) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

27.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)
During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, US dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US dollar shall be paid in that other currency.

27.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

28.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.	NOTICES

29.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower or any other Original Obligor, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of an Administrative Party, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

29.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)	if by way of fax, only when received in legible form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

29.4	Electronic communication

(a)
Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to a Transaction Agent only if it is addressed in such a manner as that Transaction Agent shall specify for this purpose.

29.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

31.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.	AMENDMENTS AND WAIVERS

33.1	Security Trust Deed

This Clause 33 is subject to the terms of the Security Trust Deed.

33.2	Required consents

(a)
Subject to Clause 33.3 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 33.

(c)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 33 which is agreed to by the Parent.  This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

33.3	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in the amount of any Commitment;

(v)	an extension of the period of availability for utilisation of any Commitment;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	a change to the Borrowers or Guarantors other than in accordance with Clause 23 (Changes to the Obligors);

(viii)
Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.2 (Mandatory cancellation – termination of Merger Agreement), Clause 7.6 (Mandatory prepayment - Change of Control), Clause 7.7 (Mandatory prepayment – Cash Escrows), Clause 7.8 (Mandatory prepayment - Distributions), Clause 7.9 (Mandatory prepayment – Disposal of Shanda Games Shares), Clause 7.10 (Mandatory prepayment – EB), Clause 22 (Changes to the Lenders) or this Clause 33;

(ix)	the nature or scope of:

(A)	the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity);

(B)	the Charged Property; or

(C)	the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(x)
the release of any guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

(xi)	any amendment to the order of priority or subordination under the Security Trust Deed,

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of such Administrative Party.

34.	COUNTERPARTS

Each Finance Document and any Transfer Certificate may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document or, as the case may be, Transfer Certificate.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

35.	GOVERNING LAW

This Agreement, and all non-contractual obligations arising from or in connection with this Agreement, are governed by English law.

36.	ENFORCEMENT

36.1	Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute relating to any non-contractual obligation arising from or in connection with this Agreement and any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 36.1 is for the benefit of the Finance Parties and Secured Parties only.  As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

36.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London, EC2V 7EX, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within three Business Days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

(c)	Each Obligor expressly agrees and consents to the provisions of this Clause 36 and Clause 35 (Governing Law).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

PART I
CONDITIONS PRECEDENT TO UTILISATION REQUEST

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor including:

(i)	its memorandum and articles of association (including any amendments thereto);

(ii)	its certificate(s) of incorporation (and change of name, if any);

(iii)	its register of members;

(iv)	its register of directors and/or officers;

(v)	its register of mortgages and charges (if any);

(vi)	(in relation to the Parent only) a certificate of incumbency issued by its registered agent; and

(vii)	a certificate of good standing issued by the Registrar of Companies in the Cayman Islands or the Registrar of Corporate Affairs in the British Virgin Islands (as appropriate).

(b)	A copy of a resolution of the board of directors of each Original Obligor:

(i)
approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Original Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A copy of a resolution signed by all the holders of the issued shares in the Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Guarantor is a party.

(e)	A certificate from each Original Obligor (signed by a director and dated as of the date of the proposed Utilisation):

(i)
confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Obligor to be exceeded; and

(ii)
certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of that certificate.

2.	Transaction Documents

(a)	A copy of each of the Acquisition Documents and the other Transaction Documents (other than the Finance Documents) executed by the parties to those documents.

(b)	An agreed form of the certificate referred to in paragraph (f) of Clause 4.2 (Further conditions precedent).

3.	Finance Documents

(a)	The Security Trust Deed executed by the members of the Group party to that Agreement.

(b)	This Agreement executed by the members of the Group party to this Agreement.

(c)	The Fee Letters executed by the Obligors party thereto.

(d)	At least two originals of the following Transaction Security Documents executed by the Original Obligors specified below opposite the relevant Transaction Security Document:

Name of Original Obligor	Transaction Security Document
Parent	A share charge over the Borrower
Parent	A share charge over the Target

(e)	A copy of all notices required to be sent under the Transaction Security Documents (if any) executed by the Parent and duly acknowledged by the addressee.

(f)	A copy of all share certificates (if any), transfers and stock transfer forms or equivalent duly executed by the Parent in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title required to be provided under the Transaction Security Documents.

(g)	Agreed forms of the following documents:

(i)	Accession Deed to be executed by Shanda SDG and the Parent;

(ii)	Shanda Games Share Charge;

(iii)	any notices or documents required to be executed or delivered under the terms of the Shanda Games Share Charge; and

(iv)	the legal opinions of Clifford Chance LLP and Walkers as referred to in Part II of this Schedule 1 (Conditions Precedent).

4.	Legal opinions

(a)	The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lender:

(i)	a legal opinion of Clifford Chance LLP as to English law in relation to this Agreement and certain other Finance Documents;

(ii)	a legal opinion of Walkers as to Cayman Islands and British Virgin Islands law in relation to this Agreement and certain other Finance Documents;

(iii)	a legal opinion of Walkers in relation to the Merger, the Merger Agreement and certain of the Acquisition Documents.

(b)
Evidence that Walkers will issue a legal opinion (in the form agreed prior to the date of this Agreement) as to Cayman Islands law confirming the effectiveness of the Merger on the Merger Effective Date.

5.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 36.2 (Service of process) has accepted its appointment.

(b)	The Original Financial Statements and the pro forma balance sheets for the Parent and the Borrower.

(c)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(d)	The Group Structure Chart.

(e)
Evidence (if applicable) that the net proceeds of the Equity Top-Up have been received by the Company in an amount required by paragraph (a)(i) of Clause 20.10 (Acquisition and Acquisition Documents).

(f)	The Funds Flow Statement.

(g)	Evidence that:

(i)
USD491,000,000 is standing to the credit of bank accounts of the Target and is available to be used to pay for Acquisition Costs and Acquisition Consideration (the “Required Available Cash Amount”), save that if less than the Required Available Cash Amount is standing to the credit of bank accounts of the Target on the date and at the time of the delivery of a Utilisation Request (the amount by which it is less than the Required Available Cash Amount at that time being the “Shortfall Amount”), the Borrower has received (as Cash Contributions) a net amount equal to the Shortfall Amount;

(ii)
the Cash Escrow Account has been opened (together with all applicable account opening forms and terms and conditions (to include restrictions on any withdrawals from that account other than where such withdrawals are made in accordance with the terms of this Agreement) in form satisfactory to the Agent) and that an amount equal to the Minimum Cash Escrow Amount 1 has been paid into the Cash Escrow Account; and

(iii)	the Borrower has received the Cash Contributions (if required),

and that, as a result of the above, the Borrower is Fully Funded.

(h)	Certified copy of an up to date and valid passport or national identity card from each of the Founders.

(i)	A copy of the Merger Steps Paper.

(j)	Evidence of Circular 75 registration.

(k)
A copy of the form of the Cayman Plan of Merger (as defined in the Merger Agreement) to be signed by a director of the Borrower and the Target and filed with the Registrar of Companies in the Cayman Islands on or promptly following the date of delivery of a Utilisation Request (with such amendments to that form as recommended by the Registrar of Companies in the Cayman Islands).

(l)
A copy of each of the documents required to be filed with the Registrar of Companies in the Cayman Islands pursuant to the provisions of section 233(9) of the Companies Law in the Cayman Islands in relation to the Merger (with such amendments to those documents as recommended by the Registrar of Companies in the Cayman Islands).

(m)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

PART II
CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY SHANDA SDG
PRIOR TO SHANDA SDG ACCESSION DATE

1.	An Accession Deed executed by Shanda SDG and the Parent.

2.	A copy of the constitutional documents of Shanda SDG including:

(a)	its memorandum and articles of association (including any amendments thereto);

(b)           its certificate(s) of incorporation (and change of name, if any);

(c)           its register of members;

(d)           its register of directors and/or officers;

(e)           its register of mortgages and charges (if any);

(f)           a certificate of incumbency issued by its registered agent; and

(g)	a certificate of good standing issued by the Registrar of Corporate Affairs of the British Virgin Islands.

3.           A copy of a resolution of the board of directors of Shanda SDG:

(a)
approving the terms of, and the transactions contemplated by, the Accession Deed and the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Accession Deed and any other Transaction Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Company to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	A copy of a resolution signed by all the holders of the issued shares of Shanda SDG, approving the terms of, and the transactions contemplated by, the Finance Documents to which Shanda SDG is a party.

6.	A certificate of Shanda SDG (signed by a director and dated as of the date of the Accession Deed):

(a)	confirming that securing the Total Commitments would not cause any security or similar limit binding on it to be exceeded.

(b)
certifying that each copy document listed in this Part II of Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of that certificate.

7.
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

8.	A standalone balance sheet for Shanda SDG dated no earlier than the date that is 30 days prior to the date of the Accession Deed.

9.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	a legal opinion of Clifford Chance LLP as to English law in relation to the Accession Deed;

(b)	a legal opinion of Walkers as to British Virgin Islands law in relation to the Accession Deed.

10.	Evidence that any process agent referred to in Clause 36.2 (Service of process) has accepted its appointment in relation to Shanda SDG.

11.	The Shanda Games Share Charge executed by Shanda SDG.

12.	Any notices or documents required to be given or executed under the terms of the Shanda Games Share Charge.

SCHEDULE 2
REQUESTS

PART I
UTILISATION REQUEST

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

Premium Lead Company Limited – USD180,000,000 Facility Agreement
dated 22 November 2011 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility Amount:	[ ]

First Interest Period:	One Month

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

______________________________________
authorised signatory for
[name of Borrower]

PART II
SELECTION NOTICE

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

Premium Lead Company Limited – USD180,000,000 Facility Agreement
dated 22 November 2011 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Selection Notice. Terms defined in the Facility Agreement shall have the same meaning in this Selection Notice.

2.	We refer to the following Loan with an Interest Period ending on [•]

3.	We request that the next Interest Period for the above Loan is [•].

4.	This Selection Notice is irrevocable.

Yours faithfully

______________________________________
authorised signatory for
the Borrower
[name of Borrower]

SCHEDULE 3
FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Premium Lead Company Limited – USD180,000,000 Facility Agreement
dated 22 November 2011 (the “Facility Agreement”)

1.
We refer to Clause 22.5 (Procedure for transfer) of the Facility Agreement.  This is a Transfer Certificate.  Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation in accordance with Clause 22.5 (Procedure for transfer) all or part of the Existing Lender’s Commitment specified in the Schedule and/or all or part of the Existing Lender’s participation(s) in the Loan(s) specified in the Schedule, in each case together with related rights and obligations.

3.	The proposed Transfer Date is [ ].

4.	The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

5.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders); and

(b)
that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 22.1 (Assignments and transfers by the Lenders).

7.	The New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was the Original Lender.

8.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

10.	This Transfer Certificate is governed by English law.

11.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred, and other particulars

Commitment/participation(s) transferred

Drawn Loan(s) participation(s) amount(s):	[ ]

Available Commitment amount:	[ ]

Administration particulars:

New Lender’s receiving account:	[ ]

Address:	[ ]

Telephone:	[ ]

Facsimile:	[ ]

Attn/Ref:	[ ]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Agent and the Transfer Date is confirmed as [           ].

[the Agent]

By:

Note:
It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 4
FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	[Company]

Dated:

Dear Sirs

Premium Lead Company Limited – USD180,000,000 Facility Agreement
dated 22 November 2011 (the “Facility Agreement”)

1.
We refer to the Facility Agreement.  This is a Compliance Certificate and is a Finance Document for the purposes of the Facility Agreement.  Terms used in the Facility Agreement shall have the same meaning in this Compliance Certificate.

2.
We confirm that the aggregate outstanding amount of Financial Indebtedness of the Group (other than Financial Indebtedness permitted by paragraphs (a) to (i) of the definition of Permitted Financial Indebtedness) (after deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time) does not exceed USD200,000,000 (or its equivalent).

3.	[We confirm that no Default is continuing.]¬

Signed:

	Director	Director
	of	of
	[Borrower]	[Borrower]

¬	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 5

TIMETABLES

Function	Day/Time
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods)	U-3 9:30 a.m.

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participations)	U-2 3:00 p.m.

LIBOR is fixed	Quotation Day as of 11:00 a.m. (London time)

‘U’           = date of Utilisation or, if applicable, in the case of the Loan once it has already been borrowed, the first day of the relevant Interest Period for the Loan.

‘U-X’      = X Business Days prior to date of U

SCHEDULE 6
FORM OF TARGET CONFIRMATION

From:	Shanda Interactive Entertainment Limited

To:	[JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch] as Agent

Dated:    [within one Business Day of receipt of the Certificate of Merger]

Dear Sirs

Premium Lead Company Limited – USD180,000,000 Facility Agreement
dated 22 November 2011 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is the Target Confirmation and is a Finance Document. Terms defined in the Facility Agreement shall have the same meaning in this Target Confirmation.

2.
We acknowledge that, from and including the Merger Effective Date, Shanda Interactive Entertainment Limited and New Era Investment Holding Ltd. are merged as a result of the operation of the applicable provisions of the Cayman Islands Companies Law (2011 Revision) as evidenced by the Certificate of Merger, a copy of which is annexed to this Target Confirmation.

3.
IT IS AGREED that notwithstanding the obligations and liabilities to be assumed by Shanda Interactive Entertainment Limited as a matter of law as a result of the merger between Shanda Interactive Entertainment Limited and New Era Investment Holding Ltd., Shanda Interactive Entertainment Limited hereby confirms that it intends to assume all of the obligations and liabilities of New Era Investment Holding Ltd. under each Transaction Document to which New Era Investment Holding Ltd. is a party as though it were an original signatory thereto.

4.	This Target Confirmation, and all non-contractual obligations arising from or in connection with this Target Confirmation, are governed by English law.

THIS TARGET CONFIRMATION has been executed as a deed by Shanda Interactive Entertainment Limited and is delivered on the date stated above.

EXECUTED and DELIVERED as a DEED for and on behalf of SHANDA INTERACTIVE ENTERTAINMENT LIMITED By:
Signature of Director

Name of Director

in the presence of
Signature of witness

Name of witness

Address of witness

Occupation of witness

SCHEDULE 7
FORM OF ACCESSION DEED

To:
JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch as Agent and JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch as Security Agent for itself and each of the other parties to the Security Trust Deed referred to below

From:	Shanda SDG Investment Limited (“Shanda SDG”) and Premium Lead Company Limited

Dated:

Dear Sirs

Premium Lead Company Limited – USD180,000,000 Facility Agreement
dated 22 November 2011 (the “Facility Agreement”)

1.
We refer to the Facility Agreement and to the Security Trust Deed.  This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement and as a Debtor Accession Deed for the purposes of the Security Trust Deed (and as defined in the Security Trust Deed).  Terms defined in the Facility Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.
Shanda SDG agrees to become an Additional Chargor and to be bound by the terms of the Facility Agreement and the other Finance Documents (other than the Security Trust Deed) as an Additional Chargor.  Shanda SDG is a BVI Business Company incorporated under the laws of the British Virgin Islands].

3.	Shanda SDG’s administrative details for the purposes of the Facility Agreement and the Security Trust Deed are as follows:

Address:
Fax No.:
Attention:

4.	Shanda SDG (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to incur Liabilities under a share charge over Shanda Games Shares executed by Shanda SDG (the “Relevant Document”).

IT IS AGREED as follows:

(a)	Terms defined in the Security Trust Deed shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Document;

(ii)	all proceeds of that Security; and

(iii)
all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Document or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Document or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Security Trust Deed.

(c)
The Acceding Debtor confirms that it intends to be party to the Security Trust Deed as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Security Trust Deed and agrees that it shall be bound by all the provisions of the Security Trust Deed as if it had been an original party to the Security Trust Deed.

(d)
In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Security Trust Deed, the Acceding Debtor also confirms that it intends to be party to the Security Trust Deed as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Security Trust Deed to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Security Trust Deed, as if it had been an original party to the Security Trust Deed.

5.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Parent and executed as a deed by Shanda SDG and is delivered on the date stated above.

EXECUTED AS A DEED By: SHANDA SDG INVESTMENT LIMITED

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

The Parent

PREMIUM LEAD COMPANY LIMITED

By:

The Security Agent

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:

Date:

SCHEDULE 8
FORM OF ASSIGNMENT AGREEMENT

To:	[Agent] as Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Premium Lead Company Limited – USD180,000,000 Facility Agreement
dated 22 November 2011 (the “Agreement”)

1.
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to clause 22.6 (Procedure for assignment) of the Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 29.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of clause 22.4 (Limitation of responsibility of Existing Lenders) of the Agreement; and

(b)
that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.	The New Lender confirms that it is a “New Lender” within the meaning of clause 22.1 (Assignments and transfers by the Lenders).

8.	The New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was the Original Lender.

9.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

10.
This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

11.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

12.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

Commitment/participation(s) transferred

Drawn Loan(s) participation(s) amount(s):	[ ]

Available Commitment amount:	[ ]

Administration particulars:

New Lender’s receiving account:	[ ]

Address:	[ ]

Telephone:	[ ]

Facsimile:	[ ]

Attn/Ref:	[ ]

[the Existing Lender]	[the New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [        ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Note:  It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the assignment/release/assumption of obligations contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

SIGNATURES

THE PARENT, THE ORIGINAL GUARANTOR AND THE ORIGINAL CHARGOR

PREMIUM LEAD COMPANY LIMITED

By:	/s/ Tianqiao Chen

Name:	Tianqiao Chen

Title:	Director

Address:	Codan Trust Company (Cayman) Limited Cricket Square Hutchins Drive PO Box 2681 Grand Cayman, KY1-1111 Cayman Islands

Telephone:	+65 8434 2868

Fax:	+65 6467 8547

Attention:	Ms. Chunyan Ge

[Facilities Agreement]

THE BORROWER

NEW ERA INVESTMENT HOLDING LTD.

By:	/s/ Luo Qian Qian Chrissy

Name:	Luo Qian Qian Chrissy

Title:	Director

Address:	Codan Trust Company (Cayman) Limited Cricket Square Hutchins Drive PO Box 2681 Grand Cayman, KY1-1111 Cayman Islands

Telephone:	+65 8434 2868

Fax:	+65 6467 8547

Attention:	Ms. Chunyan Ge

[Facilities Agreement]

THE ARRANGER

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS SINGAPORE BRANCH

By:	/s/ Alfons Halim

Address:	168 Robinson Road #17-00 Singapore 068912

Telephone:	65-6882 1825

Fax:	65-6882 1589

Attention:	Alfons Halim

THE AGENT

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:	/s/ Sara Wong

Address:	47/F One Island East, 18 Westlands Road, Quarry Bay, Hong Kong

Telephone:	+852 2800 6024 / +852 2800 1916

Fax:	+852 2836 9672

Attention:	Sara Wong / Jennifer Yu

THE SECURITY AGENT

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:	/s/ Sara Wong

Address:	47/F One Island East, 18 Westlands Road, Quarry Bay, Hong Kong

Telephone:	+852 2800 6024 / +852 2800 1916

Fax:	+852 2836 9672

Attention:	Sara Wong / Jennifer Yu

THE ORIGINAL LENDER

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS SINGAPORE BRANCH

By:	/s/ Sumit Jain

Address:	168, Robinson Road, #17-00, Capital Tower, Singapore 068912

Telephone:	+65 6882 7776

Fax:	+65 6557 0339

Attention:	Sumit Jain